Exhibit 10.37

*** Text Omitted and Filed Separately with the Securities Exchange Commission

Confidential Treatment Requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406

Execution

DEVELOPMENT, EPC AND PURCHASE AGREEMENT

by and among

VIVINT SOLAR DEVELOPER, LLC

a Delaware limited liability company

and

VIVINT SOLAR, INC.

a Delaware corporation

and

VIVINT SOLAR REBECCA PROJECT COMPANY, LLC

a Delaware limited liability company

Dated as of February 13, 2014

Development, EPC and Purchase Agreement

Development, EPC and Purchase Agreement

-i-

TABLE OF CONTENTS

(continued)

Development, EPC and Purchase Agreement

-ii-

Schedules:

Schedule 1	List of Purchased Systems and Associated Customer Agreements
Schedule 2	Form of Tranche Presentation Certificate
Schedule 3	Forms of Customer Agreements
California – Versions 2.6 and 2.8
Hawaii – Versions 2.6 and 2.8
Maryland – Versions 2.6 and 2.8
Massachusetts – Versions 2.6 and 2.8
New Jersey – Versions 2.6 and 2.8
New York – Versions 2.6 and 2.8
Washington, D.C. – Versions 2.6 and 2.8
Schedule 4	Form of Bill of Sale and Assignment
Schedule 5	Form of Closing Request
Schedule 6	Form of Transfer Notice
Schedule 7	Form of Deficient Project and Cancelled Project Report
Schedule 8	Form of Change Order Report
Schedule 9	Form of Substitution Report
Schedule 10	Form of True-Up Report
Schedule 11	Form of Completion Certificate
Schedule 12	Performance Tests
Schedule 13	Approved Suppliers
Schedule 14	Insurance Requirements

Development, EPC and Purchase Agreement

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DEVELOPMENT, EPC AND PURCHASE AGREEMENT

This DEVELOPMENT, EPC AND PURCHASE AGREEMENT is made and entered into as of February 13, 2014 (the “Effective Date”), by and among Vivint Solar Developer, LLC, a Delaware limited liability company (“VSD”), Vivint Solar, Inc., a Delaware corporation (“VSI”, together with VSD, the “Sellers” and each a “Seller”), and Vivint Solar Rebecca Project Company, LLC, a Delaware limited liability company (“Purchaser”). The use of “Party” herein means each Seller or Purchaser, and “Parties” means the Sellers and Purchaser.

RECITALS

1. Each Seller is in the business of providing photovoltaic systems for use on residential properties.

2. Each Seller is experienced in the design, engineering, equipment procurement, installation, commissioning, construction and testing of such photovoltaic systems.

3. Purchaser desires to purchase, and each Seller desires to sell, such photovoltaic systems for installation and use on residential properties on the terms and subject to the conditions described herein.

4. Purchaser desires that each Seller design, engineer, procure, install, commission, construct and performance test the photovoltaic systems on a turnkey, fixed-price basis, and each Seller desires to perform such services.

5. In order to facilitate such purchases and the design, engineering, equipment procurement, installation, commissioning, construction and testing of such photovoltaic systems, the Parties wish to enter into this Agreement covering the period commencing on the date of this Agreement and ending at the expiration of the Term (defined below).

NOW THEREFORE, in consideration of the respective representations, warranties, covenants, agreements and conditions hereinafter set forth, and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties agree as follows:

AGREEMENT

ARTICLE 1

DEFINED TERMS

1.1 Defined Terms.

As used herein, the following terms have the following meanings:

“Accepted Project” is defined in Section 2.1(d).

“Affiliate” means, with respect to any Person, a Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with the Person specified; provided, however, that Purchaser and Investor shall not be considered Affiliates of a Seller or Sponsor for purposes of this Agreement.

Development, EPC and Purchase Agreement

“Agreement” means this Development, EPC and Purchase Agreement, together with all schedules and exhibits hereto, as amended, restated, supplemented or otherwise modified from time to time.

“Applicable Laws” means all applicable laws of any Governmental Authority, including, without limitation, laws relating to consumer leasing and protection and any ordinances, judgments, decrees, injunctions, writs and orders or like actions of any Governmental Authority and rules and regulations of any federal, regional, state, county, municipal or other Governmental Authority.

“Appraisal” is defined in Section 2.3(h).

“Appraisal Deficiency Notice” means an official promulgation or written notification from the Internal Revenue Service that would have the effect of lowering the fair market value of, or Purchaser’s tax basis in, any Project.

“Assets” means, with respect to any Person, all right, title and interest of such Person in land, properties, buildings, improvements, fixtures, foundations, assets and rights of any kind, whether tangible or intangible, real, personal or mixed, including contracts, equipment, systems, books and records, proprietary rights, intellectual property, Permits, rights under or pursuant to all warranties, representations and guarantees, cash, accounts receivable, deposits and prepaid expenses.

“Base Case Model” is defined in the LLC Agreement.

“Bill of Sale” is defined in Section 2.1(g).

“Business Day” means any day other than Saturday, Sunday and any other day on which banks in New York are authorized to be closed.

“Cancelled Project” means a PV System (a) that a Seller has removed from the Tranche due to a delay in the completion schedule or other reasons or (b) for which the related Customer Agreement is cancelled or terminated, in each case, before such PV System is Placed in Service, but after such PV System has been Purchased by Purchaser.

“Capital Contribution” is defined in the LLC Agreement.

“Change Order” is defined in Section 2.2(e).

“Change Order Credit” is defined in Section 2.2(e).

“Change Order Debit” is defined in Section 2.2(e).

“Change Order Report” is defined in Section 2.2(e).

“Closing Request” is defined in Section 2.1(f).

Development, EPC and Purchase Agreement

“Code” means the Internal Revenue Code of 1986, as amended, or any successor federal tax statute.

“Completion Certificate” means a certificate signed by an authorized officer of Seller in substantially the form of Schedule 11.

“Completion Deadline” means ***.

“Control” means, with respect to a Person, the possession, directly or indirectly, of the power to direct or cause the direction of such Person’s management or policies, whether through the ownership of voting securities, by contract or otherwise.

“Customer Agreement” means, in respect of each PV System, a power purchase agreement with a Host Customer in one of the forms attached to Schedule 3 applicable to the Project State where such Host Customer is located, together with all other agreements, instruments and documents incorporated therein by the terms thereof (or such other form as is approved in writing by Investor), except for any immaterial deviations from such form that do not affect the rights and obligations of the parties thereto.

“Deduction Loss” is defined in Section 4.3(c).

“Deficient Project” means an Accepted Project which is not a Cancelled Project but for which the PV System for such Project is not Placed in Service by the Completion Deadline.

“Deficient Project and Cancelled Project Report” is defined in Section 2.2(d).

“Dispute” is defined in Section 5.1.

“Effective Date” is defined in the preamble.

“Environmental Law” means all Applicable Laws pertaining to the environment, human health or safety, or natural resources, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. § 9601 et seq.), the Superfund Amendments and Reauthorization Act of 1986, the Emergency Planning and Community Right to Know Act (42 U.S.C. §§ 11001 et seq.), the Resource Conservation and Recovery Act of 1976 (42 U.S.C. §§ 6901 et seq.), the Hazardous and Solid Waste Amendments Act of 1984, the Clean Air Act (42 U.S.C. §§ 7401 et seq.), the Federal Water Pollution Control Act (also known as the Clean Water Act) (33 U.S.C. §§ 1251 et seq.), the Toxic Substances Control Act (15 U.S.C. §§ 2601 et seq.), the Safe Drinking Water Act (42 U.S.C. §§ 300f et seq.), the Endangered Species Act (16 U.S.C. §§ 1531 et seq.), the Migratory Bird Treaty Act (16 U.S.C. §§ 703 et seq.), the Bald Eagle Protection Act (16 U.S.C. §§ 668 et seq.), the Oil Pollution Act of 1990 (33 U.S.C. §§ 2701 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. §§ 1801 et seq.), and the Occupational Safety and Health Act of 1970, to the extent that it relates to the handling of and exposure to hazardous or toxic materials or similar substances, and any similar or analogous state and local statutes or regulations promulgated thereunder, and decisional law of any Governmental Authority, as each of the foregoing may be amended or supplemented from time to time in the future, in each case to the extent applicable with respect to the property or operation to which application of the term “Environmental Law” relates.

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

Development, EPC and Purchase Agreement

“FERC” means the Federal Energy Regulatory Commission or any successor agency.

“FICO® Score” means a score based on the credit risk rating system established and maintained by the Fair Isaac Corporation.

“Final Determination” means the earliest to occur of: (a) a decision, judgment, decree or other order by any court of competent jurisdiction, which decision, judgment, decree or other order has become final after all allowable appeals (other than appeals to the United States Supreme Court) by either party to the action have been exhausted or the time for filing such appeals has expired, (b) a closing agreement entered into (i) under Section 7121 of the Code or any other settlement agreement entered into in connection with an administrative or judicial proceeding and (ii) with the written consent of a Seller (such consent not to be unreasonably withheld, conditioned or delayed), (c) the expiration of the time for instituting suit with respect to the claimed deficiency, or (d) the expiration of the time for instituting a claim for refund, or if such a claim was filed, the expiration of the time for instituting suit with respect thereto.

“GAAP” means (a) generally accepted accounting principles in the United States of America as in effect from time to time, consistently applied; or (b) upon mutual agreement of the Parties, internationally recognized generally accepted accounting principles, consistently applied.

“Governmental Authority” means any foreign, federal, state, local or other governmental, regulatory or administrative agency, court, commission, department, board, or other governmental subdivision, legislature, rulemaking board, court, tribunal, arbitrating body or other governmental authority having jurisdiction or effective control over a Seller, Purchaser, their respective Affiliates or any Project.

“Government Incentive” means a payment, including, without limitation, a payment in respect of any performance-based incentive or rebates, by a utility, electric distribution company or federal, state or local Governmental Authority or quasi-governmental agency, and any extension of the program (including by converting the program into a refundable tax credit or tax refund program), in each case as an inducement to a utility customer, solar company or installer to install or use solar equipment, except that neither (a) Tax Credits and depreciation deductions for U.S. federal income tax purposes nor (b) any credits or payments available under any Host Customer’s utility’s “net metering” program for energy generated by the applicable Project that are reserved to such Host Customer under the applicable Customer Agreement shall be considered Government Incentives.

“Host Customer” means a residential customer under a Customer Agreement whose property where the PV System is installed is located in a Project State.

“Indemnifying Party” is defined in Section 4.6.

“Indemnitee” is defined in Section 4.6.

“In-Service Date” has the meaning assigned to that term in the applicable Customer Agreement.

Development, EPC and Purchase Agreement

“Installation” is defined in Section 2.2(a).

“Investor” is defined in the LLC Agreement.

“Investor Contribution Cap” is defined in the LLC Agreement.

“Knowledge of Investor” means the actual knowledge, after due inquiry, as of the Effective Date and each Purchase Date, of one or more of the following persons (together with any successor person holding the same title or the functional equivalent without supplanting or replacing any of the following persons, whose actual knowledge after due inquiry shall remain “Knowledge”) holding the following titles at Investor: Chief Executive Officer, President, Chief Operating Officer, Chief Financial Officer and General Counsel.

“Knowledge of a Seller” or “Knowledge of such Seller” means with respect to a Seller, the actual knowledge, after due inquiry, as of the Effective Date and each Purchase Date, of one or more of the following persons holding the following titles at such Seller: Greg Butterfield (Chief Executive Officer and President), Brendon Merkley (Chief Operating Officer), Paul Dickson (Vice President of Finance), and Dan Black (General Counsel); provided, however, that for matters relating to a Host Customer, “Knowledge” shall be limited to the representations and warranties made by such Host Customer in Customer Agreements without such Seller undertaking further inquiry or due diligence, unless any one of the persons described above has actual knowledge that a representation or warranty is untrue.

“kW” means kilowatt.

“Lien” means any lien, security interest, mortgage, hypothecation, encumbrance or other restriction on title or property interest.

“LLC Agreement” means that certain Limited Liability Company Agreement of Vivint Solar Rebecca Project Company, LLC, a Delaware limited liability company, made and entered into as of the date hereof, as amended, restated, supplemented or otherwise modified from time to time.

“Loss” means any claim, demand, suit, loss, liability, damage, obligation, payment, cost, fee, Tax, penalty or expense (including, without limitation, the cost and expense of any action, suit, proceeding, assessment, judgment, settlement or compromise relating thereto and reasonable attorneys’ fees and reasonable disbursements in connection therewith).

“Maintenance Services Agreement” means that certain Maintenance Services Agreement, dated as of the date hereof, between MSA Provider and Purchaser.

“Managing Member” is defined in the LLC Agreement.

“Material Adverse Change” means, with respect to any Person, a fact, event or circumstance that, alone or when taken with other events or conditions occurring or existing concurrently with such event or condition, (a) has or is reasonably expected to have a material

Development, EPC and Purchase Agreement

adverse effect on the business, operations, condition (financial or otherwise), assets, liabilities or properties of such Person, (b) has or is reasonably expected to have any material adverse effect on the validity or enforceability of the Transaction Documents, (c) materially impairs or is reasonably expected to materially impair the ability of such Person to meet or perform its obligations under the Transaction Documents, or (d) has or is reasonably expected to have any material adverse effect on such Person’s rights under the Transaction Documents.

“Minimum Credit Criteria” means (a) a FICO® Score for an individual Host Customer of *** or greater from Equifax, TransUnion, Experian or other nationally-recognized consumer rating agency, and (b) after giving effect to all Purchases under this Agreement (i) ***% of the Customer Agreements are with Host Customers, including Host Customers of all Projects proposed to be included in the applicable Tranche, that have a FICO® Score *** from Equifax, TransUnion, Experian or other nationally-recognized consumer rating agency and (ii) *** all Host Customers, including Host Customers of all Projects proposed to be included in the applicable Tranche, ***.

“MW” means megawatt.

“MSA Provider” is defined in the LLC Agreement.

“Net Purchase Price” is defined in Section 2.1(f).

“Non-Accepted Project” is defined in Section 2.1(d).

“Ordinary Course of Business” means the ordinary conduct of business consistent with custom and practice for residential rooftop distributed solar electricity generation businesses in the United States (including with respect to quantity and frequency).

“Party” or “Parties” is defined in the preamble.

“Performance Test” means each and every test required under the Customer Agreement as a requirement for achieving the In-Service Date, as more particularly described in Schedule 12.

“Permit” means any permit, franchise, lease, order, license, notice, certification, approval, exemption, qualification, right or authorization from or registration, notice or filing with any Governmental Authority.

“Permitted Liens” means (a) liens for taxes not yet due or that are being contested in good faith by appropriate proceedings, to the extent adequate reserves have been made consistent with GAAP, (b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, employees’, contractors’, operators’, vendors’ or other similar liens or charges securing the payment of expenses not yet due and payable that are incurred in the Ordinary Course of Business, (c) liens securing obligations or duties (other than Indebtedness) to any Governmental Authority arising in the Ordinary Course of Business (including under licenses and permits held by the Purchaser and under all Applicable Laws and orders of any Governmental Authority), (d) easements, rights-of-way, restrictions (including zoning restrictions), covenants, licenses,

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

Development, EPC and Purchase Agreement

encroachments, protrusions and other similar charges or encumbrances on or with respect to real property that do not secure Indebtedness of Purchaser or its Affiliates or materially interfere with the ownership, installation or operation of the Projects in the Ordinary Course of Business, (e) liens incurred or deposits made in the Ordinary Course of Business in connection with workers’ compensation, unemployment or other social security or to secure performance of statutory obligations, surety bonds, performance bonds and other similar obligations and (f) any other liens agreed to in writing by Managing Member and Investor.

“Person” means any individual, partnership, limited liability company, joint venture, corporation, trust, unincorporated organization, or governmental entity or any department or agency thereof.

“Placed in Service” is defined in the LLC Agreement.

“Placed in Service Date” in respect of a PV System means the date such PV System is Placed in Service.

“Project” means a PV System installed or to be installed, and used or to be used to generate electricity for sale to a Host Customer under a Customer Agreement as contemplated under this Agreement, associated rights under the applicable Customer Agreement, and all other related rights to the extent applicable thereto, including, without limitation, all parts and manufacturer’s warranties and rights to access Host Customer data, and all Permits and Real Property Rights necessary for the operation of the PV System and the sale of electricity pursuant to the related Customer Agreement, and all rights pursuant to any related Government Incentives and RECs.

“Project States” means California, Hawaii, Maryland, Massachusetts, New Jersey, New York, and Washington, D.C.

“Prudent Industry Standards” means the practices, methods, equipment, specifications and standards of safety, as the same may change from time to time, as are used or approved by a significant portion of the residential rooftop distributed solar electric generation industry operating in the applicable Project States in residential rooftop distributed solar electric generating systems or facilities of a type and size similar to the Projects as good, safe and prudent engineering practices in connection with the design, construction, operation, maintenance, repair and use of electrical and other equipment, facilities and improvements of such residential rooftop distributed solar electric generating system or facility, with commensurate standards of safety, performance, dependability, efficiency and economy, in each case in light of the facts known and circumstances existing at the time any decision is made or action is taken, that would be expected to accomplish the desired result in a manner materially consistent with Applicable Law, Permits, codes, and equipment manufacturer’s recommendations.

“Purchase” means each purchase of a PV System pursuant to Section 2.1(b).

“Purchase Date” means the date on which the System Purchase Price is due for a particular PV System.

Development, EPC and Purchase Agreement

“Purchased Systems” means all PV Systems purchased by Purchaser from a Seller pursuant to Section 2.1.

“Purchaser” is defined in the preamble.

“Purchaser Indemnified Parties” is defined in Section 4.3(a).

“PV System” means a residentially hosted roof-top solar electric generating system, including photovoltaic panels, racks, wiring and other electrical devices, conduits, weatherproof housings, hardware, one or more inverters, remote monitoring systems, connectors, meters, disconnects and over current devices.

“Qualified Appraiser” means Marshall & Stevens Inc. or a nationally recognized third-party appraiser that (a) is qualified to appraise independent electric generating businesses, (b) has been engaged in the appraisal or business valuation and consulting business for no fewer than five (5) years, (c) is not an Affiliate of either Purchaser or any Seller, and (d) is mutually agreed upon by both the applicable Seller and Purchaser.

“Real Property Rights” is defined in Section 3.1(o).

“RECs” is defined in the LLC Agreement.

“Refund Credit” means any of the (a) Change Order Credit and (b) Removed Project Credit.

“Removed Project Credit” is defined in Section 2.2(d).

“Replacement Appraisal” is defined in Section 2.3(h).

“Review Period” is defined in Section 2.1(d).

“Seller” or “Sellers” is defined in the preamble.

“Seller Indemnified Parties” is defined in Section 4.4.

“Sponsor” is defined in the LLC Agreement.

“Sponsor Guaranty” means that certain Guaranty, dated as of the date hereof, by Vivint Solar, Inc. in favor of Purchaser and Investor.

“STC DC” means standard test conditions direct current.

“Substituted Project” is defined in Section 2.2(d).

“Substituted Project Review Period” is defined in Section 2.2(f).

“Substitution Report” means a report substantially in the form of Schedule 9, for each affected Tranche, that (a) indicates which Deficient Projects and Cancelled Projects are proposed to be replaced with Substituted Projects, (b) describes any increase or decrease in system size pursuant to each change or substitution, (c) describes any increase or decrease in the tax bases or fair market values of Projects pursuant to each such change and (d) lists all Substituted Projects.

Development, EPC and Purchase Agreement

“System Purchase Price” is defined in Section 2.1(e).

“Tax” or “Taxes” (and with correlative meaning, “Taxable” and “Taxing”) is defined in the LLC Agreement.

“Tax Credit Loss” is defined in Section 4.3(c).

“Tax Credits” is defined in the LLC Agreement.

“Tax Loss” is defined in Section 4.3(c).

“Tax Savings” is defined in Section 4.3(d).

“Term” means the period commencing on the Effective Date and ending upon termination pursuant to ARTICLE 4.

“Tranche” is defined in Section 2.1(c).

“Tranche Presentation Certificate” means a list of PV Systems, substantially in the form of Schedule 2, that are being presented as part of a Tranche, including, for each Project: (a) the Host Customer, (b) the address of the PV System, (c) the kW size of each PV System to be installed, (d) the System Purchase Price for a Project and (e) the FICO® Score for the Host Customer from any nationally recognized consumer rating agency.

“Transaction Documents” means this Agreement, the LLC Agreement, the Maintenance Services Agreement, the Sponsor Guaranty, any Transfer Notice executed and delivered pursuant to this Agreement, any subcontract entered into by a Seller under Section 2.2(a) of this Agreement and any Bill of Sale executed and delivered pursuant to this Agreement.

“Transfer Notice” is defined in Section 2.1(g).

“True-Up Base Case Model” is defined in Section 2.2(h).

“True-Up Report” is defined in Section 2.2(h).

“VSD” is defined in the preamble.

“VSH Entities” means V Solar Holdings, Inc., a Delaware corporation, and its direct and indirect subsidiaries.

“VSI” is defined in the preamble.

“Warranty” is defined in Section 3.4.

Development, EPC and Purchase Agreement

1.2 Capitalized Terms.

Capitalized terms used but not defined in this Agreement have the same meaning as in the LLC Agreement.

1.3 Construction.

Unless the context otherwise requires, the singular shall include the plural, the masculine shall include the feminine and neuter, and vice versa. The term “includes” or “including” shall mean “including without limitation”. The terms “hereof,” “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the schedules and exhibits hereto and certificates delivered hereunder) and not to any particular provision of this Agreement. References to a section, article, exhibit or schedule shall mean a section, article, exhibit or schedule to this Agreement, and reference to a given agreement or instrument shall be a reference to that agreement or instrument as amended, restated, supplemented or otherwise modified through the date as of which such reference is made.

ARTICLE 2

PURCHASE OF PROJECTS

2.1 Presentation and Review of Tranches; Purchase.

(a) General. Each Seller shall present proposed Tranches of Projects to Purchaser in the manner described in Section 2.1(c). As set out in Section 2.1(d), Purchaser shall have the Review Period to review the Projects after which each Seller shall present a Closing Request to add the Accepted Projects to the applicable part of Schedule 1. Concurrently with the presentation of each Closing Request, each Seller shall provide Purchaser with copies of the closing documents listed in Section 2.1(g) for the Projects identified in the Closing Request.

(b) Purchase. During the Term and subject to the terms and conditions hereof, Purchaser shall purchase from each Seller, subject to the provisions of Section 2.2 and Section 2.3, all right, title and interest of such Seller in each Project described in the applicable part of Schedule 1 (which Schedule 1 shall be updated by such Seller after each Purchase Date, including to remove any Deficient Projects and Cancelled Projects, reflect any Change Orders and add any Substituted Projects). The consummation of the purchase of each Project in a Tranche and the payment of the System Purchase Price of each such Project shall take place pursuant to this Agreement on expiration of the applicable Review Period, subject to all of the conditions in Section 2.3 and Section 2.4 for such Project having been satisfied.

(c) Presentation of Tranches. Not more frequently than once each calendar month between the Effective Date and May 15, 2014, a Seller shall present a Tranche Presentation Certificate to Purchaser listing Projects that are reasonably expected to satisfy the conditions in Section 2.3 on the Purchase Date for such tranche (such collection of Projects, a “Tranche”).

(d) Purchaser’s Review of Tranches. Upon Purchaser’s receipt of a Tranche Presentation Certificate, Purchaser shall respond within ten (10) Business Days (the “Review Period”) regarding its review of the Projects proposed to be included in the Tranche and whether it agrees that such Projects are reasonably expected to satisfy the conditions in Section 2.3.

Development, EPC and Purchase Agreement

Purchaser shall purchase each Project that Purchaser approves in writing (an “Accepted Project”) within five (5) Business Days following the end of the Review Period. A Project shall automatically be deemed an Accepted Project unless Purchaser informs the applicable Seller in writing prior to the expiration of the Review Period that the Project is being rejected (each such rejected Project, a “Non-Accepted Project”); provided, however, that Purchaser shall have no discretion to reject any Project that satisfies all of the conditions in Section 2.3. Upon receipt by a Seller of any such notice of a Non-Accepted Project, such Seller shall have until the day that is three (3) Business Days prior to the Purchase Date for the Tranche to notify Purchaser in writing that such Seller has cured all deficiencies in the relevant Non-Accepted Project or to demonstrate that such Project satisfies all of the conditions in Section 2.3, in each case to the written satisfaction of Purchaser, upon which such Non-Accepted Project shall become an Accepted Project to be included in such Tranche; provided that, following the cure of any deficiency, such Seller instead may present any such Non-Accepted Project again in a future Tranche.

(e) Determination of System Purchase Price. The price for each Project (the “System Purchase Price”) purchased under this Agreement shall be indicated in each Seller’s Tranche Presentation Certificate. The System Purchase Price shall equal the price calculated by multiplying (i) the dollar-per-watt direct current as established in the most recent Appraisal applicable to the Project State where the Project is located, subject to Section 2.3(h), and (ii) the STC DC nameplate rating of the PV System for such Project. The purchase price for the Tranche shall be the aggregate of the System Purchase Prices for all Accepted Projects in the Tranche; provided, however, that in no event shall Purchaser be obligated to make a purchase hereunder that causes the total Capital Contributions of the Investor to exceed the Investor Contribution Cap. The System Purchase Price for each Project shall be paid in cash by Purchaser on each Purchase Date as described in Section 2.1(g).

(f) Closing Request. A Seller, or the Sellers, as applicable, shall send a notice in the form of Schedule 5 (a “Closing Request”) that shall list the Projects that will be purchased on the Purchase Date, the System Purchase Price for each Project, the aggregate of the System Purchase Prices for all the Projects in the Tranche payable on the Purchase Date, and the aggregate amount of Change Orders in respect of all Purchased Systems to date (including a notation identifying the Change Orders that were not previously incorporated into the calculation of the Net Purchase Price for prior Purchase Dates) and shall also specifically indicate the net amount, after taking into account any outstanding Refund Credit, payable on the Purchase Date (the “Net Purchase Price”).

(g) Closing. Subject to satisfaction of the conditions set forth in Section 2.3, on each Purchase Date, the Net Purchase Price for the Projects in the Tranche purchased on such Purchase Date shall be payable by Purchaser to the applicable Seller. On the Purchase Date, the applicable Seller shall deliver or cause to be delivered to Purchaser the following documents for each Tranche:

(1) a notice substantially in the form of Schedule 6 (the “Transfer Notice”) associated with the Projects in each such Tranche;

(2) the Bill of Sale and Assignment substantially in the form of Schedule 4 (the “Bill of Sale”);

Development, EPC and Purchase Agreement

(3) a revised Schedule 1 adding any new Accepted Projects purchased on the Purchase Date and the associated Customer Agreements and, if applicable, removing any Cancelled Projects or Deficient Projects, reflecting any Change Orders and adding any Substituted Projects;

(4) a copy of the duly executed Customer Agreement for each Project in such Tranche;

(5) any Permits required for the construction of each Project in such Tranche; and

(6) a certificate of non-foreign status from such Seller meeting the requirements of Treasury Regulation Section 1.1445-2(b)(2) and dated as of the Purchase Date.

(h) Title. Subject to Section 2.2, on each Purchase Date, a Seller sells, conveys, assigns, transfers and delivers unto Purchaser all of such Seller’s right, title and interest in, to and under the Projects being purchased on such date (whether or not complete and including the Customer Agreements that are part thereof), and Purchaser purchases and assumes all of such Seller’s right, title, interest in and obligations with respect to such Projects (including the Customer Agreements that are part thereof). Notwithstanding the foregoing, a Seller shall remain liable for all of Purchaser’s obligations under each Customer Agreement until the In-Service Date thereunder.

(i) Risk of Loss. From and after the Purchase Date for an Accepted Project, all risk of loss or damage to such Project shall be borne by Purchaser; provided, that the passing of the risk of loss shall not, in any respect, excuse a Seller from completing installation of any Project or performing any of its obligations under the Transaction Documents to which such Seller is a party or relieve such Seller of its obligations to reimburse Purchaser for losses resulting from the actions of such Seller, its Affiliates or its subcontractors. If any Accepted Project becomes a Deficient Project or Cancelled Project, all risk of loss or damage to such Project shall pass back to such Seller and, if the Customer Agreements related thereto have not been terminated, such Customer Agreements shall be reassigned to such Seller by Purchaser.

(j) Sales. Provided that Purchaser is not in default under any Transaction Document, and subject to the terms and conditions hereof, the Sellers shall sell Projects that meet the criteria in Section 2.3 to Purchaser under this Agreement; provided, however, that this provision shall in no way obligate the Sellers to sell to Purchaser, or otherwise restrict the Sellers from pursuing alternative transactions in respect of, any specific solar energy generation system, including any PV Systems that do not meet the criteria in Section 2.3 or as to which the conditions in Section 2.4 have not been satisfied.

(k) Information to Purchaser. After the Purchase of a Project (including without limitation any Project purchased from VSI), VSD hereby agrees, at no cost to Purchaser, to:

(1) provide Purchaser with access via VSD’s web portal to the information regarding such Project in the possession of VSD or any VSH Entity, which will

Development, EPC and Purchase Agreement

include, as such information becomes available, among other things, descriptions of installation services performed by VSD or any VSH Entity, follow-up activities, if any, materials, serial numbers and other information relevant to Provider’s maintenance activities; and

(2) provide such information regarding such Project as is reasonably requested by Purchaser and available to VSD or the VSH Entities or that VSD or the VSH Entities are able to obtain through the use of commercially reasonable efforts (it being understood that such information will not include information regarding the maintenance or operation of Projects after their applicable In-Service Dates, to which VSD shall provide access pursuant to clause (k)(1)).

(l) Transfer of RECs and Government Incentives. Commencing on each Purchase Date, all RECs and Government Incentives associated with the installation, ownership, use or operation of each PV System being purchased by Purchaser on such Purchase Date shall be, as between the applicable Seller and Purchaser and to the extent transferable pursuant to Applicable Laws, part of such Seller’s rights related to the Project that are transferred to Purchaser.

2.2 Completion of Purchased Systems.

A Seller shall complete the installation of each applicable Purchased System that was purchased by Purchaser from such Seller as follows:

(a) PV System Installation. Such Seller shall procure the materials and take such other steps as are required to install, test and complete such PV System and shall cause such PV System to be Placed in Service (the foregoing steps collectively being referred to herein as “Installation”) without further compensation or reimbursement from Purchaser. Installation of each PV System by such Seller shall be consistent with the applicable Customer Agreement, all manufacturer and design specifications and warranties relating to the relevant PV System, Prudent Industry Standards and all Applicable Laws and material Permits. Such Seller shall be authorized to enter into subcontracts for the performance of its obligations herein, provided that any such subcontract shall be on commercially reasonable terms and shall expressly provide for (i) the assignment of the warranty rights thereunder to Purchaser and (ii) the assignment of the entire contract to Purchaser upon a default of such Seller hereunder or thereunder. Such Seller shall remain liable for the compliance in full of its obligations hereunder regardless of whether they may have been subcontracted or not. Such Seller shall pay all amounts owed to its subcontractors and vendors in connection with the Installation of each PV System on a timely basis and shall hold Purchaser harmless against any claims asserted by such parties whether before or after the transfer of title to the Purchaser. Within five (5) Business Days after a breach or default by a Seller or any of its Affiliates, or after acquiring Knowledge of such Seller of a breach or default of any other Person, under any subcontract relating to one or more Purchased Systems, such Seller shall provide Purchaser written notice of such breach or default.

(b) Completion Certificate. On or before the tenth Business Day of each calendar month, the Sellers, as applicable, shall deliver to Purchaser a Completion Certificate listing all such PV Systems that were Placed in Service in the prior month. If a

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Purchased System is not Placed in Service by the Completion Deadline, then such PV System shall become a Deficient Project subject to Section 2.2(d). Concurrently with the delivery of the Completion Certificate, the Sellers, as applicable, shall also deliver to Purchaser a copy of the form of warranty issued by each manufacturer or supplier of panels, inverters or racking (to the extent not previously provided to Purchaser) that satisfies the requirements of Section 3.4.

(c) Performance Tests. Each Seller shall perform the Performance Tests for each Purchased System that was purchased by Purchaser from such Seller under this Agreement. Such Seller’s technical personnel (or, when applicable, the installer or manufacturer’s personnel, with such Seller’s supervision) shall operate the PV Systems during the Performance Tests. If a PV System fails to pass the Performance Tests, then such Seller shall take corrective actions and repeat the Performance Tests until such PV System successfully completes the Performance Tests or the Completion Deadline, whichever occurs first.

(d) Deficient Projects and Cancelled Projects. A Seller shall remove any Accepted Projects Purchased by Purchaser from it and included in a Tranche that are Deficient Projects or Cancelled Projects. A Seller shall revise and update the applicable portion of Schedule 1 to remove such Deficient Projects and Cancelled Projects. A Seller shall either (i) provide a credit to Purchaser toward the purchase of additional PV Systems in a subsequent Tranche in the amount of the aggregate of the System Purchase Prices for such Deficient Projects and Cancelled Projects (the “Removed Project Credit”) to be applied in connection with payment of the aggregate of the System Purchase Prices of a Tranche in the Closing Request for that Tranche, which Removed Project Credit shall be calculated in a report, substantially in the form of Schedule 7, describing the Deficient Projects and Cancelled Projects not previously reported (the “Deficient Project and Cancelled Project Report”) or (ii) substitute another PV System that meets all of the conditions in Section 2.3 (a “Substituted Project”) for any Deficient Project or Cancelled Project that was previously Purchased by Purchaser (and not otherwise previously reported in a prior Substitution Report or a Deficient Project and Cancelled Project Report) by delivering a Substitution Report in accordance with Section 2.2(f); provided that any such substitution shall occur no later than the Completion Deadline. For the avoidance of doubt, all right, title and interest in and to any Cancelled Project or Deficient Project removed from the Tranche shall pass back to such Seller. Notwithstanding anything to the contrary contained herein, in connection with any substitution of any Substituted Project for any Cancelled Project or Deficient Project, the applicable Seller and Purchaser shall cooperate in good faith to execute any documents and to take such other actions as may be necessary or advisable to carry out the intent of this Section 2.2.

(e) Change Orders Under Customer Agreements. Following the relevant Purchase Date and prior to the Placed in Service Date of any PV System, a Seller may agree to change orders under or amendments to the Customer Agreement relating to the size, layout or design of such PV System (a “Change Order”). A Seller may agree to Change Orders in its sole discretion. A Seller shall deliver to Purchaser a report, substantially in the form of Schedule 8 (a “Change Order Report”), describing the economic impact of all Change Orders through the date of such Change Order Report and previously not reported in a Closing Request. The Change Order Report will (A) identify all Change Orders agreed to through the date of the Change Order Report and not previously reported in a Closing Request, (B) describe any increase or decrease in system size pursuant to each such Change Order, and (C) describe any

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increase or decrease in System Purchase Price as a consequence of each such Change Order. If the Change Order Report indicates that the aggregate System Purchase Prices for all Projects that were subject to Change Orders have resulted in a net credit balance (the “Change Order Credit”) or debit balance to Purchaser (the “Change Order Debit”), such Seller may (i) pay such credit or debit by including the Change Order Credit or the Change Order Debit in the subsequent Closing Request or (ii) in the case of a Change Order Credit, substitute one or more Substituted Projects in accordance with Section 2.2(f) (each of which Substituted Projects shall meet the conditions for PV Systems under Section 2.3); provided that any such substitution shall occur no later than the Completion Deadline. Such Seller shall revise Schedule 1 to reflect the information relating to the Change Order; provided further, that in no event will Purchaser be obligated to make a payment hereunder that causes the total Capital Contributions of the Investor in connection with Purchased Systems to exceed the Investor Contribution Cap.

(f) Substitution Report. A Seller shall provide written notice of any proposed Substituted Project to Purchaser in the Substitution Report, and Purchaser shall have a period of ten (10) days (the “Substituted Project Review Period”) from receipt of the Substitution Report to confirm that the conditions in Section 2.3 have been met with respect to each such proposed Substituted Project. Each such proposed Substituted Project shall be deemed accepted unless Purchaser informs such Seller in writing within the applicable Substituted Project Review Period that any such proposed Substituted Project is rejected; provided, however, that Purchaser shall have no discretion to reject any Project that satisfies all of the conditions in Section 2.3. The Purchase Date for the Substituted Projects purchased under this Section 2.2(f) shall be the expiration of the applicable Substituted Project Review Period or, if such date is not a Business Day, then the first Business Day following the expiration of the applicable Substituted Project Review Period. On the Purchase Date for the Substituted Projects, all right, title and interest in and to any Substituted Project shall pass to Purchaser and such Seller shall revise and update Schedule 1 to reflect the relevant Substituted Project information (as shown in the Substitution Report).

(g) [Reserved]

(h) True-Up Report. No later than twenty (20) Business Days following the Completion Deadline, VSD shall deliver to Purchaser a true-up report that contains the information specified in Schedule 10 (the “True-Up Report”) and a revised Base Case Model that reflects the information in the True-Up Report (the “True-Up Base Case Model”). If the True-Up Report indicates that the aggregate of the System Purchase Prices for all Purchased Systems has left a net credit balance or debit balance, such balance, plus 5% interest thereon accruing from the date the Party owed the credit effectively advanced the amounts now being credited, shall be paid in cash to the applicable Sellers by Purchaser or to Purchaser by VSD (on behalf of both Sellers), whichever is appropriate, within ten (10) calendar days after issuance of the True-Up Report; provided, however, that (i) no True-Up Report will include information on, or require a payment in connection with, any Deficient Projects, Cancelled Projects or Change Orders to the extent a Refund Credit has already been utilized or a Substituted Project has been substituted therefor, and (ii) in no event will Purchaser be obligated to make a payment hereunder that causes the total Capital Contributions of the Investor in connection with Purchased Systems to exceed the Investor Contribution Cap.

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2.3 Conditions Precedent to the Obligations of Purchaser.

The obligations of Purchaser to consummate the Purchase of the Projects comprising a Tranche shall be subject to the satisfaction by a Seller (or Sellers, as applicable), of each of the following conditions precedent with respect to such Projects:

(a) Each of the representations and warranties of such Seller in Section 3.1 and *** that is qualified as to materiality or by Material Adverse Change shall be true and correct, and such representations that are not so qualified shall be true and correct in all material respects, in each case as of the relevant Purchase Date;

(b) Each of such Seller *** has performed or complied with all obligations and covenants required by this Agreement *** to be performed or complied with by it at or prior to the relevant Purchase Date, except where such failure to perform or comply would not reasonably be expected to adversely affect in a material manner all of the Projects taken as a whole, Seller ***;

(c) Such Seller has delivered to Purchaser a Closing Request and a Transfer Notice with respect to the Purchase of the applicable Tranche;

(d) Such Seller has executed and delivered the Bill of Sale;

(e) Such Seller shall have delivered an updated Base Case Model for the applicable Tranche;

(f) The Tax Credit is in effect and is reasonably expected to be available as of the anticipated Placed in Service Dates for each Project comprising the Tranche in an amount equal to 30% of the applicable System Purchase Price;

(g) Prior to the initial Purchase Date, Purchaser has received an opinion from counsel to such Seller as to the enforceability of each of the Transaction Documents to which such Seller is a party and as to such other corporate matters as are customarily included in similar opinions, each such opinion in form and substance reasonably satisfactory to Purchaser;

(h) Purchaser has received appraisals from the Qualified Appraiser, in form and substance reasonably satisfactory to Purchaser (each such appraisal, an “Appraisal”), and which are dated no earlier than six (6) months prior to the applicable Purchase Date, showing the fair market value of new photovoltaic systems of the kind as, and in the State of the United States of America of, the PV Systems being purchased on the relevant Purchase Date under this Agreement expressed in terms of dollars per watt of installed capacity; provided, that notwithstanding anything to the contrary in this clause (h), (i) in the event that Purchaser, such Seller or one of their Affiliates receives an Appraisal Deficiency Notice, (A) the System Purchase Price for each Project comprising the applicable Tranche shall be determined in a manner consistent with such Appraisal Deficiency Notice until such time as Purchaser has received a new Appraisal from the Qualified Appraiser in form and substance satisfactory to

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Purchaser (a “Replacement Appraisal”), and (B) upon acceptance of such Replacement Appraisal, the System Purchase Price for any such Project purchased after such acceptance shall thereafter be determined in accordance with Section 2.1(e) using such Replacement Appraisal, and (ii) in the event that Purchaser notifies such Seller that it requires an additional Appraisal, (A) such additional Appraisal will be at the Purchaser’s expense, (B) the Purchaser shall be entitled to exercise the right to request such additional Appraisals no more often than every six (6) months, (C) such Appraisal will be done by the Qualified Appraiser and (D) as a condition to Purchaser’s obligation to purchase Projects under this Agreement following such request, Purchaser shall have received such Appraisal from the Qualified Appraiser, in form and substance reasonably satisfactory to the Purchaser, which shall be used to determine the System Purchase Price in accordance with Section 2.1(e) unless and until such additional Appraisal is replaced by a Replacement Appraisal;

(i) All manufacturer’s warranties in respect of the PV System for each Project comprising the Tranche are transferable, and will be transferred, to Purchaser upon Purchase of such Project;

(j) The PV System for each Project has not been “placed in service” as that term is used in Sections 48 and 168 of the Code;

(k) Such Seller shall certify to Purchaser in the Transfer Notice that such Seller reasonably expects the PV System for such Project to be Placed in Service by the Completion Deadline;

(l) Such Seller shall certify to Purchaser in the Transfer Notice that such Seller has complied with all other applicable provisions of this Agreement and that such Seller and its Affiliates have complied with each applicable Customer Agreement, except as would not reasonably be expected to adversely affect in a material manner all of the Projects taken as a whole;

(m) A Customer Agreement for the PV System for such Project is in effect in the applicable form attached to Schedule 3;

(n) The Host Customers meet the Minimum Credit Criteria, and each Host Customer’s FICO® Score has been delivered to the Investor;

(o) Each Host Customer for such Project is located in a Project State, and the address of each such Host Customer has been delivered to Investor;

(p) No material default or event of default of such Seller *** has occurred and is continuing under any Transaction Document;

(q) No Host Customer is described in Code Section 50(b)(3) or (4);

(r) Assuming that all of the Projects in the same Tranche as such Project are sold to the Purchaser and Placed in Service, the aggregate amount of all Capital Contributions of Investor to Purchaser, including all Capital Contributions to be made by

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Investor to Purchaser on the Purchase Date with respect to such Tranche and made by Investor to Purchaser prior to the Purchase Date for such Project, will not exceed the Investor Contribution Cap;

(s) Such Seller shall have made available to Purchaser, via such Seller’s web portal, on which site the following shall be delivered:

(1) a copy of the site plan and CAD designs used for the Projects; and

(2) a copy of the executed Customer Agreement for such Project; and

(t) The insurance that is required to be procured and maintained pursuant to Section 8.2(b)(i) of the LLC Agreement shall have been procured and shall be in full force and effect.

2.4 Conditions Precedent to the Obligations of a Seller.

The obligations of a Seller to consummate the Purchase of each Project comprising a Tranche shall be subject to the satisfaction by Purchaser of each of the following conditions precedent for such Project:

(a) Each of the representations and warranties of Purchaser in Section 3.2 that is qualified as to materiality or by Material Adverse Change shall be true and correct, and such representations that are not so qualified shall be true and correct in all material respects, in each case as of the relevant Purchase Date;

(b) All consents, approvals and filings then required to be obtained or made by Purchaser to execute, deliver and perform the Transaction Documents to which it is a party shall have been obtained or made and shall be in full force and effect as of the relevant Purchase Date;

(c) Purchaser has executed and delivered the Bill of Sale; and

(d) The Tax Credits are in effect and are reasonably expected to remain in effect as of the anticipated Placed in Service Date for the PV System for such Project.

2.5 Conditions Precedent to the Obligations of Both Parties.

The obligations of Purchaser and a Seller, or the Sellers, as applicable, to consummate the Purchase of a Tranche of Projects shall be subject to the satisfaction of each of the following conditions precedent for such Tranche:

(a) Orders. No temporary restraining order, preliminary or permanent injunction or other legally binding award, judgment, decree, ruling, verdict or other decision issued by any Governmental Authority applicable directly to a Party, its business or properties, or the transactions contemplated hereby shall be in effect that (i) impairs, restrains, prohibits, adversely alters or invalidates the Installation or operation of such Tranche of Projects, any of the Transaction Documents or material Permits, or the applicable Customer Agreement, in each case

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which would be reasonably expected to adversely affect in a material manner such Tranche of Projects taken as a whole or (ii) enjoins, prohibits or otherwise prevents the consummation of the transactions contemplated hereby.

(b) Proceedings. No claims, disputes, governmental investigations, suits, actions (including, without limitation, non-judicial real or personal property foreclosure actions), arbitrations, legal, administrative or other proceedings of any nature, domestic or foreign, criminal or civil, at law or in equity, shall have been instituted or threatened in writing and remain pending, in each case that has a reasonable likelihood of success, that (i) seek (A) to impair, restrain, prohibit, adversely alter or invalidate the Installation or operation of the Projects, any of the Transaction Documents or material Permits, or the applicable Customer Agreement or (B) to prohibit the operation of the Projects in accordance with the applicable Customer Agreement, in each case which would adversely affect in a material manner such Tranche of Projects taken as a whole or (ii) does or would enjoin, prohibit or otherwise prevent, or seek to enjoin, prohibit or otherwise prevent the consummation of the transactions contemplated hereby.

(c) Laws. No Applicable Law shall have been enacted or shall be deemed applicable to the transactions contemplated by this Agreement that makes the consummation of such transactions illegal.

ARTICLE 3

REPRESENTATIONS, WARRANTIES AND COVENANTS

3.1 Representations, Warranties and Covenants of Sellers.

Each Seller represents, warrants and covenants to Purchaser as follows as of the Effective Date and each Purchase Date with respect to the Projects to be purchased from such Seller on such Purchase Date (for the avoidance of doubt on a Purchase Date Seller makes such representations, warranties and covenants only if Purchaser purchases any Project from such Seller on such Purchase Date) that:

(a) Organization and Good Standing. Such Seller is a limited liability company or a corporation, as applicable, duly formed, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own, lease and operate its business as currently conducted. Such Seller is duly qualified to do business and is in good standing under the laws of each jurisdiction that its business, as currently being conducted, shall require it to be so qualified, except where the failure to be so qualified would not reasonably be expected to adversely affect in a material manner all of the Projects taken as a whole or such Seller.

(b) Authorization, Execution and Enforceability. Such Seller has full power and authority to execute and deliver the Transaction Documents and the Customer Agreements to which it is a party and to consummate the transactions contemplated thereby. The execution and delivery by such Seller of the Transaction Documents and Customer Agreements to which it is a party and the consummation by such Seller of the transactions contemplated thereby have been duly and validly authorized by all necessary company or corporate action

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required on the part of such Seller, and such Transaction Documents and Customer Agreements have been duly and validly executed and delivered by such Seller. Each of the Transaction Documents and the Customer Agreements to which such Seller is a party constitutes the legal, valid and binding agreement of such Seller, enforceable against such Seller in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

(c) No Violation. The execution and delivery by such Seller and its Affiliates of the Transaction Documents and the Customer Agreements do not, and the performance by such Seller and its Affiliates of their obligations hereunder and thereunder, as applicable, shall not (i) violate any laws, statutes, rules, regulations, ordinances, judgments, settlements, orders, decrees, injunctions and writs of any Governmental Authority having jurisdiction, (ii) conflict with or cause a breach of any provision in the charter, bylaws or other organizational document of such Seller or such Affiliates, as applicable, or (iii) cause a breach of, constitute a default under, cause the acceleration of, create in any counterparty the right to accelerate, terminate, modify or cancel, or require any authorization, consent, waiver or approval under any contract, note, bond, mortgage, indenture, agreement, license, intellectual property licenses or rights, instrument, decree, judgment or other arrangement to which such Seller or such Affiliates are parties or under which such Seller or such Affiliates are bound or to which any of their Assets is subject (or result in the imposition of a Lien upon any such Assets), except in the case of clause (i) or clause (iii) as would not, individually or in the aggregate, would not reasonably be expected to adversely affect in a material manner all of the Projects taken as a whole or such Seller.

(d) No Consent. All consents, approvals and filings then required to be obtained or made by such Seller and its Affiliates to execute, deliver and perform the Transaction Documents and Customer Agreements to which they are parties have been obtained or made and are in full force and effect, except where the failure to obtain or make such consents, approvals or filings would not reasonably be expected to adversely affect in a material manner all of the Projects taken as a whole or Seller.

(e) Legal Proceedings. There are no pending or, to the Knowledge of such Seller, threatened claims, disputes, governmental investigations, suits, actions (including, without limitation, non-judicial real or personal property foreclosure actions), arbitrations, legal, administrative or other proceedings of any nature, domestic or foreign, criminal or civil, at law or in equity, by or against or otherwise affecting such Seller or any Purchased System that would reasonably be expected to adversely affect in a material manner all of the Projects taken as a whole or such Seller, provided that the foregoing representation, as it relates to legal proceedings involving a Host Customer, is made only to the Knowledge of such Seller.

(f) Transaction Documents and Customer Agreements.

(1) None of such Seller, *** or, to the Knowledge of such Seller, any other party to a Transaction Document has breached any provision of, or defaulted under the terms of, any Transaction Document that remains uncured and no event or circumstance has

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occurred that would, with the passage of time, result in such a breach or default, except where any such breach or default would not adversely affect in a material manner all of the Projects taken as a whole or such Seller. The consummation of the transactions contemplated by this Agreement would not give any party to any Transaction Document the right to terminate or alter the terms of such contract or a right to claim damages thereunder.

(2) The Customer Agreement for each of the Projects included in the applicable Tranche is in full force and effect, and neither such Seller nor, to the Knowledge of such Seller, the relevant Host Customer has breached any provision of, or defaulted under the terms of, the underlying Customer Agreement that remains uncured and no event or circumstance has occurred that would, with the passage of time, result in such a breach or default, except where any such breach or default would not adversely affect in a material manner all of the Projects taken as a whole or such Seller. None of Sellers or any of the VSH Entities is a party to any contract, instrument, commitment, agreement or other legally binding arrangement with any Host Customer in relation to PV Systems other than the Customer Agreements to which such Host Customer is a party.

(g) Taxes.

(1) All the components of each Purchased System constitute “energy property” within the meaning of Section 48(a)(3)(A)(i) of the Code.

(2) None of such Projects has been “placed in service” within the meaning of Sections 48 and 168 of the Code. No Person has claimed with respect to such Projects or any property that is part of such Projects, on any Tax return, any depreciation or amortization deductions. The total fair market value of any previously used property included in each Purchased System will not be more than twenty percent (20%) of the total value of such Purchased System.

(3) No Person has applied for any grant under Section 1603 of the American Recovery and Reinvestment Tax Act of 2009, as amended, with respect to any asset of such Projects.

(4) The fair market value of each Purchased System is equal to at least the installed capacity of such Purchased System in watts multiplied by the amount per watt set forth in the Appraisal for the Project State where such Purchased System is located with respect to the Tranche that includes such Purchased System.

(5) Such Seller shall, and shall cause its Affiliates to, report in all documents, filings and accounting statements that the amount realized on the sale of a Project to Purchaser is the System Purchase Price for such Project.

(6) Neither such Seller nor any of its Affiliates has received an Appraisal Deficiency Notice on or prior to the Effective Date.

(7) No Host Customer is described in Sections 50(b)(3) or (4) of the Code.

Development, EPC and Purchase Agreement

(8) No Person has requested or received, with respect to any Purchased System, any permission to operate or similar form, Permit or other document.

(9) No Purchased System is “tax-exempt bond financed property” within the meaning of Section 168(g) of the Code.

(10) Each Purchased System is in a Project State.

(h) Compliance with Applicable Laws. Such Seller and each of its subcontractors engaged pursuant to Section 2.2(a) of this Agreement is in compliance with all Applicable Laws with respect to developing, constructing, leasing, installing, operating and maintaining such Projects and the entering into, and performance of obligations under, any Customer Agreement associated with a Project included in the applicable Tranche, except where the failure to be in compliance would not adversely affect in a material manner all of the Projects taken as a whole, such Seller or Purchaser’s (or any of its direct or indirect equity owner’s) ability to claim Tax Credits equal to 30% of the System Purchase Price and depreciation or amortization deductions on such Project.

(i) New Goods and Services. All equipment, parts and materials furnished in connection with each PV System for such Projects shall be new, unused and undamaged.

(j) Information. The written information (i) furnished by such Seller *** to Purchaser and Investor, their respective consultants, advisors and attorneys, and the Qualified Appraiser in the Transaction Documents or any other certificates or reports delivered pursuant to the terms of this Agreement, or (ii) posted on https://bxftp.watchdox.com or https://investor.vivintsolar.com, in each case in connection with such Projects (including, without limitation, information provided in each Completion Certificate) or the transactions contemplated by the Transaction Documents, is true, complete and correct in all material respects and does not omit any material information necessary to make such information not adversely misleading when taken as a whole in light of the circumstances under which it is provided.

(k) Permits. All material Permits required under the Customer Agreement or otherwise to install, test and use the PV System for such Project to generate electricity for sale to the Host Customer have been obtained apart from a letter from the local utility authorizing parallel operation and such other Permits that are of a ministerial nature and are not required to be obtained prior to the Purchase Date under Applicable Law. Neither such Seller nor any of its Affiliates has received written notice from any Governmental Authority regarding any revocation, withdrawal, suspension, cancellation or termination of any Permit, except where such revocation, withdrawal, suspension, cancellation or termination would not adversely affect in a material manner all of the Projects taken as a whole, such Seller or Purchaser’s (or any of its direct or indirect equity owner’s) ability to claim Tax Credits equal to 30% of the System Purchase Price for such Project and depreciation or amortization on such Project.

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(l) Warranties. As of the date each PV System for such Projects is Placed in Service, all warranties relating to such PV System from any manufacturer of any part thereof shall be in full force and effect in all material respects and shall have been assigned to Purchaser. The Bill of Sale effectively assigns all of the rights of such Seller and its Affiliates in, to and under all warranties relating to such PV System to Purchaser.

(m) Title; Personal Property. Such Seller has good title to, and is the owner of, each such Project, and each such Project is free and clear of all Liens of any third Person, other than Permitted Liens. Legal title and ownership of each such Project shall, on the applicable Purchase Date, upon consummation of the Purchase thereof pursuant to this Agreement, pass to and remain with Purchaser, free and clear of all Liens (other than Permitted Liens). All Permitted Liens have been released on or before the applicable Placed in Service Date.

(n) Intellectual Property. Such Seller owns or has a valid license to all intellectual property that is reasonably necessary to install, operate and maintain such Projects, which licenses, pursuant to this Agreement, shall be transferred to Purchaser upon Purchase of the relevant Projects. The Bill of Sale effectively assigns all of the rights of such Seller in such licenses to Purchaser. To the Knowledge of such Seller, there are no pending or threatened claims, actions, judicial or other adversary proceedings, disputes or disagreements concerning any item of such intellectual property that would adversely affect in a material manner such Projects taken as a whole or such Seller.

(o) Real Property Rights. All of such Seller’s real property rights and other rights with respect to Host Customers’ real property contained in the Customer Agreements for such Projects (the “Real Property Rights”) are sufficient for the full performance and enforcement of all of such Seller’s rights, remedies and obligations with respect to such Projects (including under the Customer Agreements for such Projects), and such Seller has not been informed in writing by any owner or lessor of the real property associated with such Real Property Rights that such Seller is in breach of its obligations relating to such Real Property Rights or that such Real Property Rights have been challenged or terminated.

(p) Environmental Matters. Except for matters that have not adversely affected in a material manner all of the Projects taken as a whole or Seller, (i) such Seller is, at all times has been, and reasonably expects to continue to be, in compliance with all Environmental Laws, (ii) to the Knowledge of such Seller, no such Project is in violation of Environmental Laws and (iii) such Seller has not received written notice from any Governmental Authority of an actual or potential violation of or liability under any Environmental Laws with respect to any Project. Such Seller shall indemnify and hold Purchaser harmless from any expenses, damages or amounts payable, including to the Host Customer, as a result of a breach of any Environmental Law by such Seller related to the Purchased Systems or the Installation thereof.

(q) No Condemnation. No condemnation is pending or threatened with respect to any such Project, or any portion thereof material to the ownership or operation of any such Project, and no unrepaired casualty exists with respect to any such Project or any portion thereof material to the ownership or operation of any such Project or the sale of electricity therefrom.

Development, EPC and Purchase Agreement

(r) Energy Regulatory Matters.

(1) The sale of each such Project to Purchaser will not (A) cause Purchaser, the Investor or any of their direct or indirect owners to become subject to, or not exempt from, regulation under the Federal Power Act or the Public Utility Holding Company Act of 2005, (B) require the approval of any Governmental Authority pursuant to state or local law, or (C) cause Purchaser, the Investor or any of their direct or indirect owners to become subject to, or not exempt from, regulation as a “public utility”, “electric utility” or similar designation under state or local law.

(2) The PV System for each such Project is a qualifying facility pursuant to 18 C.F.R. § 292.101(b)(1) and a qualifying small power production facility pursuant to 18 C.F.R. § 292.203(a) of FERC’s regulations and has or will have, together with all other PV Systems of all such Projects located within a mile of each such Project, a power production capacity of no more than twenty (20) MW (AC) and, to the extent required under FERC regulations to preserve such status, such Seller shall have filed or will file with FERC a notice of self-certification, or have obtained or will obtain from FERC an order granting certification, with respect to such status.

(s) DISCLAIMERS. EXCEPT AS OTHERWISE AGREED BY A SELLER (INCLUDING IN SECTION 3.4) AND EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS ARTICLE 3, ANY TRANSFER NOTICE DELIVERED PURSUANT TO THIS AGREEMENT, AND THE OTHER TRANSACTION DOCUMENTS, THE PV SYSTEMS ARE BEING DELIVERED BY SUCH SELLER TO PURCHASER “AS IS, WHERE IS” AND SUCH SELLER EXPRESSLY DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, AS TO LIABILITIES, OPERATIONS OF THE PV SYSTEMS OR PROJECTS, VALUE OR QUALITY OF THE PV SYSTEMS OR PROJECTS OR THE PROSPECTS (FINANCIAL AND OTHERWISE), RISKS AND OTHER INCIDENTS OF THE PV SYSTEMS OR PROJECTS. EXCEPT AS OTHERWISE AGREED BY SUCH SELLER AND EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS ARTICLE 3, ANY TRANSFER NOTICE DELIVERED PURSUANT TO THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS, SUCH SELLER SPECIFICALLY DISCLAIMS ANY REPRESENTATION OR WARRANTY OF MERCHANTABILITY, USAGE, SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE WITH RESPECT TO SUCH SELLER OR THE PV SYSTEMS OR PROJECTS, OR ANY PART THEREOF.

Development, EPC and Purchase Agreement

3.2 Representations and Warranties of Purchaser.

Purchaser represents and warrants, with respect to itself, to each Seller as follows as of the Effective Date:

(a) Organization, Good Standing, Etc. Purchaser is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware, and has the requisite limited liability company power and authority to own, lease and operate its properties and to carry on its business as being conducted on the date hereof.

(b) Authority. Purchaser has the requisite power and authority to enter into this Agreement and the other Transaction Documents to which it is a party, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby or thereby. This Agreement (assuming due authorization, execution and delivery by Sellers) constitutes, and upon execution and delivery by Purchaser of the other Transaction Documents to which it is a party the Transaction Documents shall constitute, the valid and binding obligations of Purchaser, enforceable against it in accordance with their respective terms, subject to the effects of bankruptcy, insolvency, reorganization, moratorium and similar laws affecting enforcement of creditors’ rights and remedies generally and to general principles of equity.

(c) No Violation. The execution and delivery by Purchaser of this Agreement and the other Transaction Documents to which Purchaser is a party do not, and the performance by Purchaser of Purchaser’s obligations hereunder and thereunder shall not, (i) violate any laws, statutes, rules, regulations, ordinances, judgments, settlements, orders, decrees, injunctions and writs of any Governmental Authority having jurisdiction over Purchaser, (ii) conflict with or cause a breach of any provision in the charter, bylaws or other organizational document of Purchaser, or (iii) cause a breach of, constitute a default under, cause the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any authorization, consent, waiver or approval under any contract, license, instrument, decree, judgment or other arrangement to which Purchaser is a party or under which it is bound or to which any of its Assets are subject (or result in the imposition of a Lien upon any such Assets) except (in the case of this clause (iii)) for any that would not materially impair or be reasonably expected to materially impair the ability of Purchaser to meet or perform its obligations under the Transaction Documents.

(d) Legal Proceedings. There is no pending or, to Knowledge of Investor, threatened litigation, claim, action, suit, proceeding or governmental investigation against Purchaser or which seeks the issuance of an order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement, other than any such instance that would not materially impair or be reasonably expected to materially impair the ability of Purchaser to meet or perform its obligations under the Transaction Documents.

3.3 No Other Seller Representations.

Without limiting the foregoing, except with respect to the representations and warranties of each Seller set forth in ARTICLE 3 or expressly set forth as representations and warranties in the other Transaction Documents, no Seller makes any representation or warranty in this Agreement with respect to Purchaser’s eligibility to claim Tax Credits. Purchaser specifically acknowledges that no representation or warranty has been made by any Seller about the accuracy of any projections, estimates or budgets, future revenues, future results from operations, future cash flows, the future condition of the Projects or any assets of such Seller or Purchaser, or the future financial condition of such Seller or Purchaser.

Development, EPC and Purchase Agreement

3.4 Defects Warranty.

Each Seller warrants, with respect to each Project purchased by Purchaser under this Agreement from such Seller, that such Seller’s installation of the PV System for such Project shall be free from material defects in design of workmanship as of the date of installation for a period of *** from the date of installation (the “Warranty”); provided, however, that this Warranty shall not include any warranty statements beyond the scope of this Warranty. Upon a breach of the Warranty, the applicable Seller will, upon notice from Purchaser or Host Customer of a valid Warranty claim, at such Seller’s sole option, either repair or replace any defective parts or construction. Such Seller shall have reasonable access to the applicable Project site to the extent permitted by the Customer Agreements, as necessary to perform its Warranty obligations under this Agreement. All costs for the removal, replacement and reinstallation of all equipment and materials necessary to gain access to defective PV Systems and any other costs relating to corrective or remedial action shall be borne by the applicable Seller. This Warranty applies solely to the PV Systems and does not include (x) roof repair or maintenance or (y) site work, including but not limited to, grading and landscape maintenance, if applicable; provided, however, the applicable Seller shall, at its expense, repair any damage to the roof or Project site caused by such Seller, its Affiliates or its subcontractors. Panels, inverters and racking for each Project shall be procured from the approved vendors listed on Schedule 13 unless otherwise reasonably consented in writing by Investor (provided that no such approval or consent of Investor shall be required with respect to vendors from whom any equipment other than panels, inverters and racking is procured). Either (a) the warranties for panels, inverters and racking shall by their terms run to the benefit of the Person that owns such equipment or the solar system into which such equipment is incorporated or (b) VSD or VSI, as applicable, shall transfer or cause to be transferred the warranties for panels, inverters and racking by such manufacturers to Purchaser (which for panels shall be at least twenty (20) years from the date of installation and for inverters and racking shall be at least ten (10) years from the date of installation). Except as expressly set forth in this Section 3.4, neither Seller is providing any warranty with respect to any panels, inverters, racking or any other component of any Project.

3.5 Insurance. Each Seller will procure and maintain or cause to be procured and maintained, at its sole cost and expense, insurance substantially in the types and amounts listed in Schedule 14 attached hereto covering the activities of its employees and representatives in connection with this Agreement.

ARTICLE 4

TERMINATION

4.1 Termination.

(a) The obligations to purchase and sell PV Systems under this Agreement shall automatically terminate on the earlier of (i) the Completion Deadline and (ii) the date on which any change in Applicable Laws takes effect that amends the Code so as to eliminate or reduce the value of the Tax Credit, but only to the extent such change in Applicable Laws would affect Projects to be sold pursuant to this Agreement after such date. For the avoidance of doubt, no such termination shall diminish, terminate or suspend the Parties’ other rights and obligations under this Agreement.

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Development, EPC and Purchase Agreement

(b) Without limiting a Seller’s or Purchaser’s ability to exercise any right or remedy to which it is entitled hereunder or under any of the Transaction Documents, this Agreement may be terminated prior to the first Purchase Date:

(1) if a Seller or Purchaser voluntarily commences bankruptcy, insolvency, reorganization, stay, moratorium or similar debtor-relief proceedings, or makes an assignment for the benefit of creditors, by Purchaser or a Seller, as applicable;

(2) if insolvency, receivership, reorganization, bankruptcy, or similar proceedings shall have been commenced against a Seller or Purchaser and such proceedings remain undismissed or unstayed for a period of sixty (60) calendar days, by Purchaser or a Seller, as applicable;

(3) by a Seller or Purchaser, upon twenty (20) Business Days’ prior written notice to Purchaser or a Seller or the Sellers, as applicable, in the event a Seller or the Sellers, as applicable (with respect to a termination by Purchaser) or Purchaser (with respect to a termination by the Sellers) is in material breach of a representation, warranty, covenant or agreement contained in this Agreement, and such breach has not been cured during such twenty (20) Business Day period and such breach would reasonably be expected to result in a Material Adverse Change on the non-defaulting Party; provided, however, that the Party (or the Parties, as applicable) seeking termination pursuant to this subsection (b)(3) is (or are, as applicable) not in breach in any material respects of its (or their, as applicable) representations, warranties, covenants or agreements contained in this Agreement;

(4) automatically and without further action by any Party on the date on which the LLC Agreement is terminated; and

(5) by the mutual written consent of the Sellers and Purchaser.

4.2 Procedure and Effect of Termination.

(a) The Party desiring to terminate this Agreement pursuant to Section 4.1 shall give written notice of such termination to the other Parties in accordance with Section 6.6, specifying the provision pursuant to which such termination is effected.

(b) If this Agreement is terminated pursuant to Section 4.1(b) by a Seller, Purchaser, or all Parties then this Agreement shall be terminated in its entirety as of the date of such termination with no liability on the part of any Party hereto; provided, however, that (i) the agreements contained in this Section 4.2, ARTICLE 5 and ARTICLE 6 shall survive the termination and (ii) no such termination shall relieve any Party of any liability or damages resulting from any breach by that Party of this Agreement or affect the rights of the other Parties to indemnification for such breach nor shall any such termination relieve any Party of any obligations that arose pursuant to this Agreement prior to such termination.

Development, EPC and Purchase Agreement

4.3 Indemnification by Seller.

(a) VSD shall defend, indemnify and hold harmless Purchaser, its respective members, the Affiliates of each, and its and their respective officers, directors, employees and agents (“Purchaser Indemnified Parties”) from and against (i) any Losses (other than Tax Losses), to the extent arising out of or in connection with (A) the negligence, fraud or willful misconduct of Sellers, their Affiliates or their subcontractors or (B) any breach by Sellers of any of their representations, warranties or covenants in this Agreement or the other Transaction Documents and (ii) any Losses (other than Tax Losses) from third party claims or demands arising under or relating to any Seller’s performance or nonperformance under this Agreement; provided, however, in no event will any Seller be responsible for any such Losses to the extent caused by Purchaser’s gross negligence or willful misconduct.

(b) From and after the applicable Purchase Date, VSD will indemnify, defend and hold harmless Purchaser Indemnified Parties from any claims or liens (other than Permitted Liens) brought or filed in connection with the Projects that were purchased from the Sellers. VSD will discharge any such claim or lien within thirty (30) days after becoming aware of such claim or lien. Failure to so discharge shall entitle the Purchaser to pay such claim or lien and seek reimbursement from VSD for such discharged claim or lien, or to set off the amounts owed to VSD hereunder or ***.

(c) If as a result of the breach or inaccuracy of any representation or warranty set forth herein or the breach of any covenant herein any Purchaser Indemnified Party for U.S. federal income tax purposes shall lose the benefit of, shall not have the right to claim, shall suffer a disallowance or deferral of, shall suffer a delay in claiming, shall be required to recapture or shall not claim (as the result of a Final Determination or a written opinion of independent counsel selected by Purchaser and reasonably acceptable to a Seller that there is not at least a “more likely than not” position for such claim) all or any portion of the Tax Credits (a “Tax Credit Loss”) or cost recovery (depreciation) deductions (a “Deduction Loss” and, together with a Tax Credit Loss, a “Tax Loss”) assumed in the Base Case Model, then VSD shall pay to Purchaser the amount determined pursuant to Section 4.3(d) hereof.

(d) (1) If a Tax Loss as defined in Section 4.3(c) hereof shall occur, then VSD shall pay to Purchaser (i) in the case of a Tax Credit Loss, the amount, if any, of the Tax Credit lost, disallowed or recaptured reduced by any Tax Savings arising as a result of the Tax Credit Loss, (ii) in the case of a Deduction Loss, the amount, if any, by which the sum of the present values as of the date of the indemnity payment of the additional U.S. federal income taxes payable by each Purchaser Indemnified Party as a result of such Deduction Loss (computed using a discount rate of 15%) exceeds any Tax Savings arising as a result of the Deduction Loss, (iii) the amount of any U.S. federal interest, penalties, fines or additions to tax payable by each Purchaser Indemnified Party, and (iv) the net amount of any additional U.S. federal income Taxes payable by each Purchaser Indemnified Party, if any, as the result of (A) the inclusion of any payment made pursuant to this Section 4.3(d) in taxable income or (B) the increase in any Tax Loss as a result of any payment made pursuant to this Section 4.3. As used herein, “Tax Savings” shall mean the sum of the present values as of the date of the indemnity payment of the reductions in the U.S. federal income taxes payable by each Purchaser Indemnified Party as a result of the Tax Credit Loss or Deduction Loss, as the case may be (computed using a discount rate of 15%).

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

Development, EPC and Purchase Agreement

(2) For Tax reporting purposes, to the maximum extent permitted by the Code, each Party will agree to treat all amounts paid pursuant to this Section 4.3 as a non-taxable reimbursement of System Purchase Price. To the extent any such payment is includable as income of a Purchaser Indemnified Party as determined as a result of a Final Determination, by agreement of the Parties or, if there is no Final Determination or agreement, by an opinion of a nationally-recognized Tax counsel selected by the Purchaser Indemnified Party and reasonably acceptable to VSD that such amount is *** includable as income of the Purchaser Indemnified Party, the amount of the payment shall be increased by the amount of any U.S. federal income tax required to be paid by the Purchaser Indemnified Party upon the receipt or accrual of the payment. For purposes of calculating the amount of the U.S. federal income taxes required to be paid by each Purchaser Indemnified Party as a result of an amount paid pursuant to this Section 4.3, including for purposes of determining the U.S. federal income tax required to be paid if a payment pursuant to this Section 4.3 is includable as income of a Purchaser Indemnified Party (and, in each case, any resulting Tax Savings), (A) each Purchaser Indemnified Party shall be deemed to have paid or to be required to pay U.S. federal income taxes for the relevant periods at the maximum marginal rates generally applicable to corporations in the taxable years in question and (B) it will be assumed that each Purchaser Indemnified Party will have sufficient taxable income to fully utilize on a current basis any tax benefits resulting from a Tax Loss or the events giving rise thereto.

(3) Any payment due to Purchaser from VSD pursuant to this Section 4.3 shall be paid within twenty (20) days after receipt by a Seller of a written demand therefor accompanied by a written statement describing in reasonable detail such Tax Loss and the computation of the amount so payable.

4.4 Indemnification by Purchaser.

Purchaser shall defend, indemnify and hold harmless each Seller, its Affiliates and its and their respective members, officers, directors, employees and agents (“Seller Indemnified Parties”) from and against (i) any Losses to the extent arising out of or in connection with (A) the negligence, fraud or willful misconduct of Purchaser or (B) any breach by Purchaser of any of its representations, warranties or covenants in this Agreement or the other Transaction Documents and (ii) any Losses from third-party claims or demands arising under or relating to Purchaser’s performance or nonperformance of Purchaser’s obligations under this Agreement; provided, however, in no event will Purchaser be responsible for any such Losses of a Seller to the extent caused by such Seller’s gross negligence or willful misconduct.

4.5 LIMITATION OF LIABILITY.

EXCEPT AS MAY BE EXPRESSLY PROVIDED HEREIN AND EXCEPT FOR INDEMNIFIED THIRD PARTY CLAIMS PURSUANT TO SECTION 4.3 OR SECTION 4.4, AS APPLICABLE, IN NO EVENT WILL PURCHASER OR ANY SELLER BE LIABLE TO THE SELLERS OR PURCHASER, AS APPLICABLE, UNDER THIS AGREEMENT OR OTHERWISE FOR CONSEQUENTIAL, SPECIAL, INCIDENTAL, EXEMPLARY, STATUTORY, OR PUNITIVE DAMAGES ARISING OUT OF OR RELATED TO THIS AGREEMENT; PROVIDED THAT A LOSS OR INABILITY TO CLAIM TAX CREDITS OR

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

Development, EPC and Purchase Agreement

OTHER ADVERSE TAX CONSEQUENCES SHALL NOT BE TREATED AS CONSEQUENTIAL, SPECIAL, INCIDENTAL, EXEMPLARY, STATUTORY, OR PUNITIVE DAMAGES. IN ADDITION, WHETHER ANY ACTION OR CLAIM IS BASED ON WARRANTY, CONTRACT, TORT OR OTHERWISE, UNDER NO CIRCUMSTANCES SHALL THE TOTAL LIABILITY OF PURCHASER OR THE TOTAL AGGREGATE LIABILITY OF BOTH SELLERS ARISING OUT OF OR RELATED TO THIS AGREEMENT EXCEED *** ; PROVIDED THAT SUCH LIMITATION SHALL NOT APPLY TO REDUCE ANY PARTY’S OBLIGATION TO INDEMNIFY ANOTHER PARTY (A) TO THE EXTENT OF THE PROCEEDS OF INSURANCE OTHERWISE PAYABLE TO THE INDEMNIFYING PARTY, OR (B) FOR LOSSES CAUSED BY THE GROSS NEGLIGENCE, FRAUD OR WILLFUL MISCONDUCT OF THE INDEMNIFYING PARTY.

4.6 Indemnification Procedures.

Except with respect to Taxes, each of a Seller’s obligations in Section 4.3 and Purchaser’s obligations in Section 4.4 above (each of a Seller and Purchaser, as applicable, the “Indemnifying Party”) with respect to any third party claim are contingent upon the Seller Indemnified Parties or the Purchaser Indemnified Parties (each, as applicable, the “Indemnitee”), promptly notifying the Indemnifying Party in writing of such claim and promptly tendering the control of the defense and settlement of any such claim to the Indemnifying Party at the Indemnifying Party’s expense and with the Indemnifying Party’s choice of counsel. In connection with the foregoing, the indemnification obligation of Indemnifying Party to the Indemnitee shall be reduced if and to the extent the failure of an Indemnitee to provide such notice and tender of control actually prejudices the outcome of any such claim; provided that the foregoing shall not apply so long as the Managing Member of Purchaser is an Affiliate of a Seller. The Indemnitee shall also cooperate with the Indemnifying Party, at the Indemnifying Party’s expense, in defending or settling such claim and the Indemnitee may join in defense with counsel of its choice at its own expense. An Indemnifying Party may not, without the prior written consent (such consent not to be unreasonably withheld) of an Indemnitee, settle, compromise or consent to the entry of any judgment regarding a third party claim, the defense of which has been assumed by the Indemnifying Party unless such settlement, compromise or consent (a) does not contain any admission or statement suggesting any wrongdoing or liability on behalf of the Indemnitee; and (b) does not contain any equitable order, judgment or term that in any manner affects, restrains or interferes with the business of the Indemnitee or any of the Indemnitee’s Affiliates. An Indemnitee may not settle, compromise or consent to the entry of any judgment regarding any third party claim for which indemnification is sought and the defense of which has not been assumed by the Indemnifying Party, without the prior written consent of the Indemnifying Party, such consent not to be unreasonably withheld or delayed.

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

Development, EPC and Purchase Agreement

ARTICLE 5

DISPUTE RESOLUTION

5.1 Good Faith Negotiations.

In the event that any question, dispute, difference or claim arises out of or in connection with this Agreement, including any question regarding its existence, validity, performance or termination (a “Dispute”), of which a Seller (or the Sellers, as applicable) or Purchaser has provided notice to Purchaser or a Seller or the Sellers, as applicable, senior management personnel from such Seller (or Sellers, as applicable) and Purchaser shall meet and diligently attempt in good faith to resolve the Dispute within a period of thirty (30) calendar days following one Party’s written request to the other Party for such a meeting. If, however, a Seller (or the Sellers, as applicable) or Purchaser refuses or fails to so meet, or the Dispute is not resolved by negotiation, then Purchaser or a Seller (or the Sellers as applicable), may pursue such remedies available to it (or them as applicable) at law or in equity, subject to the provisions of this Agreement, including Section 5.2.

5.2 SUBMISSION TO JURISDICTION.

THE PARTIES HEREBY IRREVOCABLY SUBMIT TO THE NONEXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT IN NEW YORK WITH RESPECT TO ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING RELATING TO A DISPUTE AND FOR ANY COUNTERCLAIM WITH RESPECT THERETO. EACH PARTY HEREBY AUTHORIZES AND ACCEPTS SERVICE OF PROCESS SUFFICIENT FOR PERSONAL JURISDICTION IN ANY ACTION AGAINST IT AS CONTEMPLATED BY THIS SECTION 5.2 BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, POSTAGE PREPAID, TO ITS ADDRESS FOR THE GIVING OF NOTICES AS SET FORTH IN SECTION 6.6. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

ARTICLE 6

GENERAL PROVISIONS

6.1 Exhibits and Schedules.

All Exhibits and Schedules attached hereto are incorporated herein by reference.

6.2 Amendment, Modification and Waiver.

This Agreement may not be amended or modified except by an instrument in writing signed by the Party against which enforcement of such amendment or modification is sought. Any failure of Seller or Purchaser to comply with any obligation, covenant, agreement or condition contained herein may be waived only if set forth in an instrument in writing signed by the Party to be bound thereby, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any other failure.

Each Party’s rights and remedies under this Agreement are intended to be distinct, separate and cumulative and no such right or remedy therein or herein mentioned, whether exercised by such Party or not, is intended to be an exclusion or a waiver of any of the others.

Development, EPC and Purchase Agreement

6.3 Severability.

If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Applicable Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated herein are not affected in any manner materially adverse to any Party.

6.4 Expenses.

Each Party shall be responsible for all of its own legal costs, fees and expenses in connection with the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party; provided, that VSD shall reimburse Investor for up to $*** of any out-of-pocket transaction costs and expenses (including legal fees) actually incurred by Investor in connection with the transactions contemplated hereunder, regardless of whether such transaction occurs, and VSD shall make such reimbursement payment by the earlier of (a) ten (10) Business Days after Investor provides VSD with written evidence of Investor’s incurrence of any such costs and expenses and (b) the first Purchase Date.

6.5 Parties in Interest.

This Agreement shall be binding upon and, except as provided below, inure solely to the benefit of each Party and their successors and assigns, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

6.6 Notices.

All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by a nationally recognized overnight courier, by facsimile, or by electronic mail transmission or mailed by registered or certified mail (return receipt requested) to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

(a)	If to VSD, to:

Vivint Solar Developer, LLC

4931 N 300 W

Provo, UT 84604

Attn: Thomas Plagemann, Exec. VP of Capital Markets

Facsimile: (801) 229-7727

Email: thomas.plagemann@vivintsolar.com

With copies to:

Vivint Solar Developer, LLC

4931 N 300 W

Provo, UT 84604

Attn: C. Dan Black, General Counsel

Facsimile: (801) 765-5746

Email: dblack@vivintsolar.com

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Development, EPC and Purchase Agreement

(b)	If to VSI, to:

Vivint Solar, Inc.

4931 N 300 W

Provo, UT 84604

Attn: Thomas Plagemann, Exec. VP of Capital Markets

Facsimile: (801) 229-7727

Email: thomas.plagemann@vivintsolar.com

With copies to

Vivint Solar, Inc.

4931 N 300 W

Provo, UT 84604

Attn: C. Dan Black, General Counsel

Facsimile: (801) 765-5746

Email: dblack@vivintsolar.com

(c)	If to Purchaser, to:

Vivint Solar Rebecca Project Company, LLC

4931 N 300 W

Provo, UT 84604

Attn: Thomas Plagemann, Exec. VP of Capital Markets

Facsimile: (801) 229-7727

Email: thomas.plagemann@vivintsolar.com

With copies to:

Vivint Solar, Inc.

4931 N 300 W

Provo, UT 84604

Attn: C. Dan Black, General Counsel

Facsimile: (801) 765-5746

Email: dblack@vivintsolar.com

Blackstone Holdings I L.P.

c/o The Blackstone Group L.P.

345 Park Avenue

New York, New York 10154

Attn: John Finley

Facsimile: (212) 583-5749

Email: John.Finley@Blackstone.com

Development, EPC and Purchase Agreement

and

Attn: Chaim Miller

Email: Chaim.Miller@Blackstone.com

and

Attn: Joe Rocco

Email: Joe.Rocco@Blackstone.com

and

Email: Treasury-Operations@Blackstone.com

All notices and other communications given in accordance herewith shall be deemed given (i) on the date of delivery, if hand delivered, (ii) on the date of receipt, if faxed or sent by electronic mail, or if such date is not a Business Day, the next Business Day following the date of receipt, provided sender can and does provide evidence of successful transmission, (iii) on the fifth Business Day after the date of mailing, if mailed by registered or certified mail, return receipt requested, or (iv) on the second Business Day after the date of sending, if sent by a nationally recognized overnight courier; provided that a notice given in accordance with this Section 6.6 but received on any day other than a Business Day or after 5:00 pm New York, New York time, on a Business Day in the place of receipt shall be deemed given on the next Business Day in that place.

6.7 Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

6.8 Entire Agreement.

This Agreement constitutes the entire agreement among the Parties and supersedes all prior agreements, letters of intent and understandings, both written and oral, among the Parties with respect to the subject matter hereof.

6.9 Governing Law.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING RELATING TO A DISPUTE HEREUNDER AND FOR ANY COUNTERCLAIM WITH RESPECT THERETO.

Development, EPC and Purchase Agreement

6.10 Public Announcements.

Except for statements made or press releases issued pursuant to the Securities Act of 1933 or the Securities Exchange Act of 1934 or as otherwise required by law, neither the Sellers nor Purchaser shall issue, or permit any of their respective Affiliates to issue, any press release or otherwise make any public statements with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the other Party; provided that the Sellers shall not make any public announcement regarding this Agreement which has not been approved in writing by the Investor.

6.11 Assignment.

This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. No Party shall assign this Agreement without the prior written consent of the other Parties, in its sole discretion; provided that a Seller and Purchaser may each assign this Agreement and any rights or obligations hereunder to any of its respective lenders as collateral security (and each of the Sellers and Purchaser hereby agrees to execute a third-party consent and direct agreement with such lender in connection therewith); provided, further that, notwithstanding anything to the contrary in this Agreement, at any time, without the prior written consent of Purchaser or Investor, VSI may assign any or all of its rights and obligations under this Agreement to VSD so long as VSD has all of the Permits required to perform the Installation, warranty and other services in Hawaii required by this Agreement, and immediately upon such assignment, VSI shall be automatically released of all of its obligations and liabilities under this Agreement to the extent of such assignment (except that, for the avoidance of doubt, no such assignment by VSI shall satisfy, modify or reduce its obligations under the Sponsor Guaranty). Any attempted assignment of this Agreement other than in strict accordance with this Section 6.11 shall be null and void and of no force or effect.

6.12 Relationship of Parties.

This Agreement does not constitute a joint venture, association or partnership between the Parties. No express or implied term, provision or condition of this Agreement shall create, or shall be deemed to create, an agency, joint venture, partnership or any fiduciary relationship between the Parties.

6.13 Successors and Assigns.

This Agreement shall inure to the benefit of each Party and each Party’s successors and permitted assigns, and shall be binding upon and enforceable against each Party and each Party’s successors and permitted assigns.

6.14 Access.

Purchaser hereby grants each Seller and its authorized agents, employees and subcontractors the right to access any Purchased Project for the purpose of such Seller performing its obligations under this Agreement. Each Seller hereby accepts such access rights and access rights granted pursuant to the applicable Customer Agreement and further accepts the

Development, EPC and Purchase Agreement

conditions at the site of each Purchased Project as they exist and acknowledges that Purchaser has no obligation to grant such Seller additional access rights or to change the conditions at such Project site. Such access rights granted pursuant to this Agreement will automatically expire immediately upon the termination or expiration of this Agreement.

6.15 Purchaser Member Authorization.

Notwithstanding anything in this Agreement to the contrary, Purchaser and each Seller hereby agree and acknowledge that, with respect to any direction, consent or approval described in this Agreement that Purchaser may provide that is governed by Section 8.3 of the LLC Agreement, a Seller shall not take any such direction of Purchaser or act under this Agreement unless Purchaser represents to such Seller in writing that the required member consents under such Section 8.3 of the LLC Agreement have been obtained.

[Remainder of page intentionally left blank]

Development, EPC and Purchase Agreement

IN WITNESS WHEREOF, each Party hereto has caused this Agreement to be signed on its behalf as of the date first written above.

SELLERS:

VIVINT SOLAR DEVELOPER, LLC, a Delaware limited liability company

By:	/s/ Paul Dickson
Name:	Paul Dickson
Title:	Vice President of Operations

VIVINT SOLAR, INC., a Delaware corporation

By:	/s/ Paul Dickson
Name:	Paul Dickson
Title:	Vice President of Operations

PURCHASER:

VIVINT SOLAR REBECCA PROJECT COMPANY, LLC, a Delaware limited liability company

By:	/s/ Paul Dickson
Name:	Paul Dickson
Title:	Vice President of Operations

Development, EPC and Purchase Agreement

Schedule 1

List of Purchased Systems and Associated Customer Agreements

Part I. VSD Purchased Systems and Associated Customer Agreements

No.	Job ID	Host Customer	Host Address	Description of PV System (Size and Cost)	Purchase Date	Installation Date (or expected Installation Date)
1.
2.
3.
4.
5.
6.
7.
8.
9.
10.
11.
12.
13.
14.
15.

Development, EPC and Purchase Agreement

Part II. VSI Purchased Systems and Associated Customer Agreements

No.	Job ID	Host Customer	Host Address	Description of PV System (Size and Cost)	Purchase Date	Installation Date (or expected Installation Date)
1.
2.
3.
4.
5.
6.
7.
8.
9.
10.
11.
12.
13.
14.
15.

Development, EPC and Purchase Agreement

Schedule 2

Form of Tranche Presentation Certificate

TRANCHE PRESENTATION CERTIFICATE

This Tranche Presentation Certificate, dated                     , is issued pursuant to Section 2.1(c) of the Development, EPC and Purchase Agreement, dated as of February 13, 2014 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Agreement”), by and among Vivint Solar Developer, LLC, Vivint Solar, Inc. and Vivint Solar Rebecca Project Company, LLC (“Purchaser”). Capitalized terms used but not defined herein have the same meaning as in the Agreement.

[Vivint Solar Developer, LLC][Vivint Solar, Inc.] (“Seller”) hereby requests acceptance of this Tranche in the amount described in item (iv) below and certifies that, with respect to all Projects constituting this Tranche (the “Tranche Projects”):

(i)	each Tranche Project meets all applicable conditions set forth in Section 2.1 of the Agreement, and Seller reasonably expects each Tranche Project to meet all conditions set forth in Section 2.3 of the Agreement on the Purchase Date for such Tranche Project;

(ii)	(A) all representations and warranties of Seller set forth in Section 3.1 of the Agreement and of Seller and *** in the *** are true and correct as of the date hereof, (B) Seller reasonably expects that such representations and warranties shall be true and correct as of the Purchase Date for such Tranche Projects, (C) Seller and *** have complied with all of the covenants and other obligations in the Agreement and *** with which they are required to comply at or prior to the date hereof and (D) Seller reasonably expects that they will have complied with all of the covenants and other obligations in the Agreement and *** with which Seller and *** are required to comply at or prior to the Purchase Date for such Tranche Projects;

(iii)	the name and address of each potential Host Customer, the size of each Tranche Project to be installed at such Host Customer’s property, and the System Purchase Price for each Tranche Project is set forth on Schedule 1 hereto;

(iv)	the aggregate System Purchase Price for all of the Tranche Projects is Dollars ($ );

(v)	the FICO® Score for each Host Customer of the Tranche Projects is set forth on Schedule 1 hereto;

(vi)	the status of construction with respect to each Tranche Project is set forth on Schedule 1 hereto;

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

Development, EPC and Purchase Agreement

(vii)	Attached hereto as Annex 1 is a copy of the Base Case Model updated to reflect the Tranche Projects;

(viii)	fully executed copies of each Customer Agreement included with each Tranche Project will be made available by Seller to Purchaser via electronic transmission;

(ix)	copies of the manufacturer’s warranties to the equipment used or to be used in the each of the Tranche Projects have been delivered to Purchaser by Seller; and

(x)	Seller will deliver all information and documents requested by Purchaser pursuant to this Tranche Presentation Certificate.

Seller:

[VIVINT SOLAR DEVELOPER, LLC

By:
Name:
Title: ]

[VIVINT SOLAR, INC.

By:
Name:
Title: ]

Development, EPC and Purchase Agreement

Schedule 1 to Tranche Presentation Certificate1

Job ID	Host Customer Name	Address	System Purchase Price	Projected ITC	Appraisal	PV System Size (KW)	FICO® Score	Gross Capital Contribution	Removed Project Credit	Change Order Debit	Projected Capital Contribution for Tranche	Projected Capital Contribution from Investor	Projected Capital Contribution from Managing Member	Structural Engineer	CAD Drawing	PPA	Performance Test	Construction Status (Installation Date)

[1]	Sellers shall transmit each version of Schedule 1 electronically to Investor and with such transmission shall include the data set forth on Schedule 1 in Excel format.

Development, EPC and Purchase Agreement

Annex 1

Updated Base Case Model

[See attached]

Development, EPC and Purchase Agreement

Schedule 3

Forms of Customer Agreements

[See attached]

Development, EPC and Purchase Agreement

Schedule 4

Form of Bill of Sale and Assignment

BILL OF SALE AND ASSIGNMENT

This BILL OF SALE AND ASSIGNMENT is made and entered into as of [                    ], by and between Vivint Solar Rebecca Project Company, LLC, a Delaware limited liability company (“Purchaser”), and [Vivint Solar Developer, LLC, a Delaware limited liability company][Vivint Solar, Inc., a Delaware corporation] (“Seller”). Purchaser and Seller are referred to collectively herein as the “Parties”. All capitalized terms not otherwise defined herein shall have the meanings set forth in the Development, EPC and Purchase Agreement dated as of February 13, 2014, by and among, Purchaser, [Vivint Solar Developer, LLC][Vivint Solar, Inc.] and Seller (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Agreement”).

RECITALS

WHEREAS, pursuant to the Agreement, Seller agreed to sell, and Purchaser agreed to purchase, Projects for an amount of consideration equal to the System Purchase Price of each Project.

WHEREAS, it is the Parties’ intention to reflect the transfer of the Projects that may be purchased by Purchaser from Seller pursuant to Section 2.1 of the Agreement, including without limitation the transfer of the PV Systems comprising such Projects, warranties related thereto, associated Customer Agreements and related rights thereto, and related Permits, Government Incentives and RECs, by the execution and delivery of this Bill of Sale and Assignment.

WHEREAS, the Parties now desire to carry out the intent and purpose of the Agreement by Seller’s execution and delivery to Purchaser of this Bill of Sale and Assignment as evidence of the sale, conveyance, assignment, transfer and delivery to Purchaser of any and all Purchased Systems and the assignment of the associated Customer Agreements and related rights.

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein and in the Agreement and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Seller does hereby, effective from and after the date hereof, sell, convey, assign, transfer and deliver unto Purchaser all of Seller’s right, title and interest in, to and under the Projects identified on the Closing Request attached hereto as Annex 1 (the “Purchased Projects”), to Purchaser and its successors and assigns for their exclusive use and benefit forever, and free and clear of all Liens other than Permitted Liens. Purchaser hereby purchases and assumes all of Seller’s right, title and interest in and obligations with respect to each of such Projects, including without limitation any warranties arising in connection with the PV Systems for such Projects, on the date hereof, and Purchaser hereby assumes all of Seller’s rights and obligations under each Customer Agreement and Permit included as part of such Projects, all as consistent with the Agreement. For the avoidance of doubt, the transfers of rights under this paragraph 1 do not include a license to use any proprietary monitoring intellectual property of Vivint Solar, Inc.

Development, EPC and Purchase Agreement

2. Each Party shall reasonably cooperate with the other Party, execute and deliver, or cause to be executed and delivered, all such other instruments and take all such other actions as a Party may reasonably be requested to take at any time after the date hereof in order to effectuate the provisions and purposes of this Bill of Sale and Assignment and the Agreement and the transactions contemplated hereby and thereby, to vest title in the Purchased Projects more effectively in Purchaser, and to put Purchaser in exclusive possession and absolute and total control of the Purchased Projects.

3. Seller hereby constitutes and appoints Purchaser and its successors and assigns, the true and lawful attorney of Seller, with full power of substitution for Seller and in its name and stead or otherwise, for the benefit of Purchaser and its successors and assigns, to take the following actions in relation to the Purchased Projects:

(a) to demand and receive from time to time any and all Purchased Projects hereby sold, conveyed, assigned, transferred and delivered and give receipts and releases for and in respect of the same and any part thereof;

(b) to institute and prosecute in the name of and at the expense of Seller or otherwise, but for the benefit of Purchaser, any and all proceedings at law, in equity or otherwise, which Purchaser may deem proper in order to collect, assert or enforce any claim, right or title of any kind in and to the Purchased Projects hereby given, transferred, sold, conveyed, assigned and delivered, and to defend or compromise any and all actions, suits or proceedings in respect of any of the Purchased Projects; and

(c) to do all such acts and things in relation to the Purchased Projects as Purchaser shall deem advisable.

4. Seller hereby declares that the appointment made and the powers hereby granted are coupled with an interest and are and shall be irrevocable by Seller in any manner and for any reason.

5. Each of the Parties shall use its commercially reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things necessary, proper or advisable under applicable laws, and execute and deliver such documents and other papers, as may be required to carry out the provisions of this Bill of Sale and Assignment and consummate and make effective the transactions contemplated by this Bill of Sale and Assignment.

6. Each of the Parties acknowledges and agrees that neither the representations and warranties nor the rights and remedies of the Parties under the Agreement shall be deemed to be enlarged, modified or altered in any way by this Bill of Sale and Assignment (but each of such representations and warranties shall apply to this Bill of Sale and Assignment), and, to the extent there shall arise a conflict between this Bill of Sale and Assignment and the Agreement, the Agreement shall control.

Development, EPC and Purchase Agreement

7. This Bill of Sale and Assignment shall bind and shall inure to the benefit of the respective Parties and their assigns, transferees and successors.

8. This Bill of Sale and Assignment shall be construed and enforced in accordance with the laws of the State of New York.

9. This Bill of Sale and Assignment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

[Remainder of page intentionally left blank]

Development, EPC and Purchase Agreement

IN WITNESS WHEREOF, this Bill of Sale and Assignment has been duly executed and delivered by a duly authorized representative of each of the Parties as of the date first above written.

SELLER:

[VIVINT SOLAR DEVELOPER, LLC,a Delaware limited liability company

By:
Name:
Title: ]

[VIVINT SOLAR, INC., a Delaware corporation

By:
Name:
Title: ]

PURCHASER:

VIVINT SOLAR REBECCA PROJECT COMPANY, LLC, a Delaware limited liability company

By:
Name:
Title:

Development, EPC and Purchase Agreement

ANNEX 1

Closing Request

[To be attached]

Development, EPC and Purchase Agreement

Schedule 5

Form of Closing Request

CLOSING REQUEST

This Closing Request, dated                     , is issued pursuant to Section 2.1 of the Development, EPC and Purchase Agreement, dated as of February 13, 2014 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Agreement”), by and among Vivint Solar Developer, LLC, Vivint Solar, Inc. and Vivint Solar Rebecca Project Company, LLC (“Purchaser”). Capitalized terms used but not defied herein shall have the same meaning as in the Agreement.

1. [Vivint Solar Developer, LLC][Vivint Solar, Inc.] (“Seller”) hereby notifies Purchaser that the Purchase Date for the Tranche described in the Tranche Presentation Certificate, dated as of [DATE of Tranche Presentation Certificate], is [DATE]. Such Purchase Date is at least *** after the date of this Closing Request and no earlier than *** after the end of the Review Period for such Tranche.

2. Attached hereto as Schedule 1 is a list of all Accepted Projects that will be included in such Tranche, which includes the System Purchase Price for each such Project. Simultaneously with Seller’s delivery of this Closing Request to Purchaser, Seller has electronically transmitted to Investor the data set forth on Schedule 1 in Excel format.

3. The aggregate of the System Purchase Prices for all of the Accepted Projects in the Tranche is $[—].

4. Credits and Refunds:

a. [The Removed Project Credit specified in the Deficient Project and Cancelled Project Report dated [DATE], which has not been applied to System Purchase Prices for any other Tranche and is being applied to the aggregate of the System Purchase Prices for the Tranche hereof, is $[—]].

b. [The Change Order Credit specified in the Change Order Report dated [DATE], which has not been applied to System Purchase Prices for any other Tranche and is being applied to the aggregate of the System Purchase Prices for the Tranche hereof, is $[—]].

c. [The Change Order Debit specified in the Change Order Report dated [DATE], which has not been applied to System Purchase Prices for any other Tranche and is being applied to the aggregate of the System Purchase Prices for the Tranche hereof, is $[—]].

d. [The total Refund Credit being applied is $[Insert sum of Removed Project Credit and Change Order Credit less Change Order Debit].]

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

Development, EPC and Purchase Agreement

5. Change Orders:

a.	The aggregate change in kW size due to Change Orders between the Effective Date and the date hereof is [—] kW, and the aggregate change in kW size due to Change Orders for which a Change Order Credit is being applied to the aggregate of the System Purchase Prices for the Tranche hereof is [—] kW.

b.	The aggregate amount of kW for which a System Purchase Price (including with respect to any Projects set forth in this Closing Request) has been paid in accordance with Section 2.1 of the Agreement as of the date hereof (adjusted for Deficient Projects, Cancelled Projects and Substituted Projects in accordance with Section 2.2(d) and Section 2.2(f)) is [—] kW.

6.	On the Purchase Date, the Net Purchase Price of $[Insert the amount in Section 3 minus the amount in Section 4(d)] shall be wired by Purchaser to the following account:

[INSERT BANK ACCOUNT INFORMATION]

Seller:

[VIVINT SOLAR DEVELOPER, LLC

By:
Name:
Title: ]

[VIVINT SOLAR, INC.

By:
Name:
Title: ]

Development, EPC and Purchase Agreement

Schedule 1 to Closing Request

LIST OF ACCEPTED PROJECTS TO BE INCLUDED IN TRANCHE

Job ID	Host Customer	Address	Title of Agreement	System Size	System Purchase Price	Net Purchase Price

Development, EPC and Purchase Agreement

Schedule 6

Form of Transfer Notice

TRANSFER NOTICE

This Transfer Notice, dated                     (the “Transfer Notice Date”), is issued pursuant to the Development, EPC and Purchase Agreement, dated as of February 13, 2014 (as amended, amended and restated, supplemented or otherwise modified from time to time the “Agreement”), by and among Vivint Solar Developer, LLC, Vivint Solar, Inc. and Vivint Solar Rebecca Project Company, LLC (“Purchaser”). Capitalized terms have the same meaning as in the Agreement.

The undersigned, a duly elected executive officer of [Vivint Solar Developer, LLC][Vivint Solar, Inc.] (“Seller”), hereby certifies to Purchaser as follows:

1.	The undersigned is a duly elected executive officer of Seller currently holding the title below his or her signature and printed name.

2.	Seller reasonably believes each of the Projects described on the attached Schedule 1 will be Placed in Service ***.

3.	The undersigned has reviewed each of the conditions precedent to consummate a Purchase of each of the Projects described on the attached Schedule 1, and each such condition precedent has been satisfied.

4.	Seller has complied with the applicable provisions of the Agreement and each applicable Customer Agreement, except as would not reasonably be expected to adversely affect in a material manner all of the Projects taken as a whole or Seller.

5.	The information in Schedule 1 is complete and accurate. Simultaneously with Seller’s delivery of this Transfer Notice to Purchaser, Seller has electronically transmitted to Investor the data set forth on Schedule 1 in Excel format.

SELLER:

[VIVINT SOLAR DEVELOPER, LLC, a Delaware limited liability company

By:
Name:
Title: ]

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

Development, EPC and Purchase Agreement

[VIVINT SOLAR, INC.,
a Delaware corporation

By:
Name:
Title: ]

Development, EPC and Purchase Agreement

Schedule 1 to Transfer Notice

Job ID	Host Customer Name	Address	System Purchase Price	Projected ITC	Appraisal	PV System Size (KW)	FICO® Score	Gross Capital Contribution	Removed Project Credit	Change Order Debit	Projected Capital Contribution for Tranche	Projected Capital Contribution from Investor	Projected Capital Contribution from Managing Member	Structural Engineer	CAD Drawing	Site Photo	Performance Test	Construction Status (Installation Date)

Development, EPC and Purchase Agreement

Schedule 7

Form of Deficient Project and Cancelled Project Report

DEFICIENT PROJECT AND CANCELLED PROJECT REPORT

This Deficient Project and Cancelled Project Report, dated                     , is issued pursuant to Section 2.2(d) of the Development, EPC and Purchase Agreement, dated as of February 13, 2014 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Agreement”), by and among Vivint Solar Developer, LLC, Vivint Solar, Inc. and Vivint Solar Rebecca Project Company, LLC (“Purchaser”). Capitalized terms used but not defined herein have the same meanings as in the Agreement.

[Vivint Solar Developer, LLC][Vivint Solar, Inc.] (“Seller”) hereby notifies Purchaser that (i) each of the PV Systems described on the attached Schedule A are Deficient Projects or Cancelled Projects (the “Removed Projects”), and (ii) the aggregate System Purchase Price for the Removed Projects identified on Schedule A results in a credit balance to Purchaser in the amount of $[—] (the “Removed Project Credit”) and Purchaser shall receive a credit in the amount of the Removed Project Credit [in the Closing Request dated [DATE]][in the True-Up Report].

Each of the Removed Projects shall be removed from Schedule 1 to the Agreement, and all right, title and interest in and to, and all risk of loss or damage to, the Removed Projects shall pass back to Seller. A revised Schedule 1 to the Agreement is attached hereto as Schedule B.

Simultaneously with Seller’s delivery of this Deficient Project and Cancelled Project Report to Purchaser, Seller has electronically transmitted to Investor the data set forth on Schedule A and Schedule B in Excel format.

Seller:

[VIVINT SOLAR DEVELOPER, LLC

By:
Name:
Title: ]

[VIVINT SOLAR, INC.

By:
Name:
Title: ]

Development, EPC and Purchase Agreement

Schedule A to Deficient Project and Cancelled Project Report

List of Removed Projects

Job ID	Host Customer	Address	Title of Agreement	System Size	System Purchase Price	Net Purchase Price

Development, EPC and Purchase Agreement

Schedule 8

Form of Change Order Report

CHANGE ORDER REPORT

This Change Order Report, dated                     , is issued pursuant to Section 2.2(e) of the Development, EPC and Purchase Agreement, dated as of February 13, 2014 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Agreement”), by and among Vivint Solar Developer, LLC, Vivint Solar, Inc. and Vivint Solar Rebecca Project Company, LLC (“Purchaser”). Capitalized terms used but not defined herein have the same meanings as in the Agreement.

Schedule A hereto (i) identifies all Change Orders through the date of this Change Order Report that have not previously been reported in a Closing Request, (ii) describes any increases or decreases in the system size pursuant to each such Change Order and (iii) describes any increases or decreases in the System Purchase Price pursuant to each such Change Order identified.

[Vivint Solar Developer, LLC][Vivint Solar, Inc.] (“Seller”) hereby notifies Purchaser that the increases and decreases in the System Purchase Price for each Project affected by the Change Orders identified on Schedule A results in a [net credit balance to Purchaser in the amount of $[—] (the “Change Order Credit”)][net debit balance to Purchaser in the amount of $[—] (the “Change Order Debit”)], and Purchaser shall receive a [credit][debit] in the amount of the [Change Order Credit][Change Order Debit] in the [Closing Request dated [—]][True-Up Report].

The revised system sizes and System Purchase Price for each Project affected by such Change Orders shall be deemed to be the system size and system cost for such Project listed on Schedule 1 to the Agreement, and Seller shall revise Schedule 1 to reflect such information. A revised Schedule 1 to the Agreement is attached hereto as Schedule B.

Simultaneously with Seller’s delivery of this Change Order Report to Purchaser, Seller has electronically transmitted to Investor the data set forth on Schedule A and Schedule B in Excel format.

Seller:

[VIVINT SOLAR DEVELOPER, LLC

By:
Name:
Title: ]

Development, EPC and Purchase Agreement

[VIVINT SOLAR, INC.

By:
Name:
Title:	]

Development, EPC and Purchase Agreement

Schedule 9

Form of Substitution Report

SUBSTITUTION REPORT

This Substitution Report, dated                     , is issued pursuant to Section 2.2(f) of the Development, EPC and Purchase Agreement, dated as of February 13, 2014 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Agreement”), by and among Vivint Solar Developer, LLC, Vivint Solar, Inc. and Vivint Solar Rebecca Project Company, LLC (“Purchaser”). Capitalized terms used but not defined herein have the same meanings as in the Agreement. [Vivint Solar Developer, LLC][Vivint Solar, Inc.] is hereinafter referred to as “Seller”.

1. Schedule 1 hereto is the Change Order Report describing the economic impact of all Change Orders agreed to through the date of the Change Order Report and not previously reported in a prior Substitution Report or Closing Request.

2. Schedule 2 hereto identifies all Accepted Projects in the Tranche that were determined to be Deficient Projects or Cancelled Projects through the date of this Substitution Report (including the System Purchase Prices therefor under the original Closing Request) and not previously reported in a prior Substitution Report or Closing Request.

3. Schedule 3 lists all Projects that are substituted for the above-referenced Deficient Projects and Cancelled Projects and in connection with any Change Orders that decrease the system sizes of any Projects (“Substituted Projects”) and the System Purchase Prices thereof. Purchaser shall have a Substituted Project Review Period of ten (10) days to confirm the conditions under Section 2.3 of the Agreement have been met with respect to the Substituted Projects. Each Substituted Project shall be a Non-Accepted Project unless Purchaser informs Seller in writing by the end of the Substituted Project Review Period that a proposed Substituted Project is an Accepted Project. The Purchase Date for the Substituted Projects that become Accepted Projects shall be the expiration of the applicable Substituted Project Review Period or, if such expiration does not occur on a Business Day, the first Business Day following such expiration.

4. A revised Schedule 1 to the Agreement is attached hereto as Schedule 4.

5. A revised Schedule 1 to the applicable Transfer Notice is attached hereto as Schedule 5.

6. A Closing Request for the Substituted Projects is being delivered by Seller to Purchaser concurrently with this Substitution Report. A Bill of Sale and Assignment and a Transfer Notice each dated the date of the Purchase Date of the Substituted Projects included in this Substitution Report shall be delivered by Seller to the Purchaser with respect to such Substituted Projects.

7. Simultaneously with Seller’s delivery of this Substitution Report to Purchaser, Seller has electronically transmitted to Investor the data set forth on Schedules 1 through 5 in Excel format.

Development, EPC and Purchase Agreement

Seller:

[VIVINT SOLAR DEVELOPER, LLC

By:
Name:
Title: ]

[VIVINT SOLAR, INC.

By:
Name:
Title: ]

Development, EPC and Purchase Agreement

Schedule 10

Form of True-Up Report

TRUE-UP REPORT

This True-Up Report, dated                     , is issued pursuant to Section 2.2(h) of the Development, EPC and Purchase Agreement, dated as of February 13, 2014 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Agreement”), by and among Vivint Solar Developer, LLC (“VSD”), Vivint Solar, Inc. (“VSI”, together with VSD, the “Sellers”) and Vivint Solar Rebecca Project Company, LLC (“Purchaser”). Capitalized terms used but not defined herein have the same meanings as in the Agreement.

Part A of Schedule 1 hereto (i) identifies all Change Orders, (ii) describes any increases or decreases in the system size pursuant to each such Change Order and (iii) describes any increases or decreases in the System Purchase Price of the PV Systems pursuant to each such Change Order identified.

Part B of Schedule 1 hereto identifies all Deficient Projects and Cancelled Projects (including the System Purchase Price thereof under the original Closing Request).

Part C of Schedule 1 hereto lists all Projects that were substituted for the above-referenced Deficient Projects and Cancelled Projects which decrease the system sizes of any Projects (“Substituted Projects”) and the System Purchase Price thereof.

Part D of Schedule 1 hereto lists the total amounts that were netted out of or added to a System Purchase Price on a Purchase Date as set forth in a Closing Request to take into account the prior payment from Purchaser to a Seller associated with the related Deficient Project, Cancelled Project or Change Order being credited, debited or refunded on such related Purchase Date.

Part E of Schedule 1 hereto is a copy of the True-Up Base Case Model.

The Sellers hereby notify Purchaser that the increases and decreases in the System Purchase Price for each Project affected by the Changes Orders, Deficient Projects, Cancelled Projects and/or Substituted Projects, as applicable, identified on Schedule 1 hereto results in a net credit balance in favor of [Purchaser][the Sellers] in the amount of $[—][,including a net credit balance in favor of Purchaser from VSD in the amount of $[—] and a net credit balance in favor of Purchaser from VSI in the amount of $[—][, including a net credit balance in favor of VSD in the amount of $[—] and a net credit balance in favor of VSI in the amount of $[—]]. [VSD shall on its own behalf and on VSI’s behalf pay Purchaser][Each Seller hereby requests that Purchaser distributes to such Seller] in cash such amount within ten (10) days after the date of this True-Up Report.

A revised Schedule 1 to the Agreement reflecting the revised system sizes and System Purchase Price for each Project affected by such Change Orders, Deficient Projects, Cancelled Projects and/or Substituted Projects, as applicable, is attached hereto, and the revised system size and system cost for each such Project shall be deemed to be the system size and system cost listed on Schedule 1 to the Closing Request for each such Project.

Development, EPC and Purchase Agreement

Each Seller certifies that the applicable information in Schedule 1 is complete and accurate. Simultaneously with Seller’s delivery of this True-Up Report to Purchaser, Seller has electronically transmitted to Investor the data set forth on Schedules 1 through 5 in Excel format.

Sellers:

VIVINT SOLAR DEVELOPER, LLC

By:
Name:
Title:

VIVINT SOLAR, INC.

By:
Name:
Title:

Development, EPC and Purchase Agreement

Schedule 11

Form of Completion Certificate

COMPLETION CERTIFICATE

This Completion Certificate, dated                     , is issued pursuant to Section 2.2(b) of the Development, EPC and Purchase Agreement, dated as of February 13, 2014 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Agreement”), by and among Vivint Solar Developer, LLC, Vivint Solar, Inc. and Vivint Solar Rebecca Project Company, LLC (“Purchaser”). Capitalized terms used but not defined herein have the same meaning as in the Agreement.

The undersigned, being the                     of [Vivint Solar Developer, LLC][Vivint Solar, Inc.] (the “Seller”), does hereby certify that he/she is duly authorized to certify and does hereby certify on behalf of the Seller as follows:

1. Each of the representations and warranties of Seller in Section 3.1 of the Agreement and [of Seller or *** in any ***] that is qualified as to materiality or by Material Adverse Change is true and correct, and such representations that are not so qualified is true and correct in all material respects, in each case as of the date hereof;

2. The information provided in Schedule 1 attached hereto is complete and accurate as of the date hereof. Simultaneously with Seller’s delivery of this Completion Certificate to Purchaser, Seller has electronically transmitted to Investor the data set forth on Schedule 1 in Excel format.

3. Seller certifies that (i) installation of the Projects described on the attached Schedule 1 (the “Completed Systems”) was completed on the dates set forth therein, (ii) each Completed System passed the Performance Tests and was Placed in Service on the respective dates stated in Schedule 1 (each date a “Completion Date”), (iii) each Completed System passed inspection by the appropriate government building inspector on the respective dates stated in Schedule 1 (each date an “Inspection Date”) and the local electric utility where each Completed System is located sent a written communication with respect to each Completed System dated as of the respective dates stated in Schedule 1 authorizing parallel operation (each date a “Utility Approval Date”), (iv) all permits, governmental authorizations and other local utility approvals required for the installation and operation of each Completed System have been received, (v) prior to being Placed in Service, title to, and control over, each Completed System has been conveyed to Purchaser, (vi) each Completed System has been supplying electricity on a regular and continuous basis to the Host Customer under the applicable Customer Agreement since the respective dates stated on Schedule 1 (each date a “Commercial Operation Date”), which are no earlier than the dates on which the respective Completed Systems were Placed in Service, (vii) all warranties relating to the Completed System from any manufacturer of any part thereof are in full force and effect, (viii) each Completed System is in working order, and (ix) the system cost for each Completed System is as stated on Schedule 1.

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

Development, EPC and Purchase Agreement

Seller:

[VIVINT SOLAR DEVELOPER, LLC

By:
Name:
Title: ]

[VIVINT SOLAR, INC.

By:
Name:
Title: ]

Development, EPC and Purchase Agreement

Schedule 1 to Completion Certificate

Job ID	Host Customer Name	Address	PV System Size	Completion Date	Inspection Date	Utility Approval Date	Commercial Operation Date	System Purchase Price

Development, EPC and Purchase Agreement

Schedule 12

Performance Tests

Upon completion of installation, the applicable Seller will run the system for 5 minutes and measure power output (peak kW energy production) at the inverter during such time. Each Performance Test will be successfully completed if the power output reading at the inverter matches the seasonally-adjusted and weather-adjusted expected output of the PV System.

Development, EPC and Purchase Agreement

Schedule 13

Approved Suppliers

Racking

•	Zep Solar, Inc.

•	Mounting Solutions

•	Ecofasten

•	Ecolibrium

Inverters

•	Enphase Energy, Inc.

•	SMA

•	SolarEdge

Panels

•	Trina Solar

•	Yingli Green Energy Americas, Inc.

•	Canadian Solar, Inc.

•	SolarWorld

•	ReneSola Ltd.

Development, EPC and Purchase Agreement

Schedule 14

Insurance Requirements

Each Seller, at its sole cost, and before commencement of the work or service to be performed under the Agreement, shall procure and maintain the following coverages with insurers rated by A.M. Best as A-IX or higher:

1.1	WORKERS’ COMPENSATION AND EMPLOYERS’ LIABILITY

1.1.1	Workers’ compensation and basic employers’ liability insurance for all employees in accordance with Applicable Law, with a minimum limit of $1,000,000.

1.2	COMMERCIAL GENERAL LIABILITY

1.2.1	Comprehensive or commercial general liability insurance written on an occurrence basis with a combined single limit of at least $1,000,000 per occurrence and $2,000,000 in the aggregate, including premises and operations liability, owners’ and contractors’ protective, products and completed operations liability, blanket contractual liability, personal injury liability, bodily injury and “broad form” property damage coverage, blanket contractual liability, completed operations, explosion and collapse hazard coverage. The insurance shall cover all of such Seller’s operations.

1.3	BUSINESS AUTO

1.3.1	Comprehensive automobile liability insurance with bodily injury, death and property damage with combined single limits of at least $1,000,000 per occurrence covering vehicles owned, hired or non-owned.

1.4	PROPERTY INSURANCE

1.4.1	Property insurance covering such Seller’s tools and equipment.

1.5	BUILDER’S RISK INSURANCE

1.5.1	Builder’s Risk Insurance – Installation Floater with a coverage limit of $25,000 per job site, $250,000 per occurrence and $5,000,000 in the aggregate shall be written on an all-risk, replacement cost basis.

1.6	ADDITIONAL INSURANCE PROVISIONS

1.6.1	Such Seller shall provide Purchaser with a certificate of insurance, properly completed and signed by an authorized insurance company representative, before the commencement of work or service.

Development, EPC and Purchase Agreement

1.6.2	Such Seller’s Commercial General Liability and Business Automobile Liability policies shall name Purchaser, its members and Affiliates, and their respective officers, agents, representatives and employees as additional insureds for work performed under or incidental to this Agreement.

1.6.3	Commercial General Liability, including products and completed operations, shall be maintained for a minimum of three (3) years following the completion of work or service contemplated in this Agreement.

1.6.4	The limits of insurance or applicable deductibles shall not limit the liability of such Seller or relieve such Seller of any liability or financial responsibility.

1.6.5	Any deductible or self-insured retention shall be the responsibility of such Seller.

1.6.6	Such insurance as is afforded by any policies contemplated by this Agreement for the benefit of Purchaser shall be primary and non-contributory as respects any claims, losses or liability arising directly or indirectly from such Seller’s operations.

1.6.7	In the event and for so long as any property insurance (including the limits or deductibles thereof) hereby required by this Schedule 14 to be maintained, other than insurance required by law to be maintained, shall not be available on commercially reasonable terms in the commercial insurance market, Purchaser shall not unreasonably withhold its agreement to waive such requirement to the extent the maintenance thereof is not so available or, to the extent applicable, may allow such Seller to obtain the best available property insurance comparable to the requirements of this Schedule 14 on commercially reasonable terms then available in the commercial insurance market.

Development, EPC and Purchase Agreement